Preliminary Assessment

Nichols Ranch Uranium In-Situ Recovery Project

Powder River Basin, Wyoming, U.S.A.

______________________________________________________________________________

NI 43-101 Technical Report Prepared for:

Uranerz Energy Corporation
1701 East “E” Street
P.O. Box 50850
Casper, WY 82605

Authors:

Douglass H. Graves, P.E. and
Matthew J. Yovich, P.E.

TREC, Inc.
341 East “E” Street
Suite 200
Casper, Wyoming 82601

July 25, 2008

Preliminary Assessment
Nichols Ranch Uranium In-Situ Recovery Project
Powder River Basin, Wyoming, U.S.A.

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List of Illustrations

Figure 3-1 - Location of Nichols Ranch Uranium ISR Project and Site Units
Figure 3-2 – Simplified Process Flow Diagram
Figure 3-3 – Production, Restoration and Reclamation Schedule
Figure 1 – General Location Map
Figure 2 – Site Plan, Unit Boundaries and Site Access
Figure 3 – Nichols Ranch Unit Topographical Map
Figure 4 – Hank Unit Topographical Map
Figure 5 – Project Area Access
Figure 6 – Nichols Ranch Unit Mineralized Trend and Wellfield Layout
Figure 7 – Hank Unit Mineralized Trend and Wellfield Layout
Figure 8 – Nichols Ranch Unit Central Processing Plant
Figure 9 – Hank Unit Site Facility Diagram
Figure 10 – Typical Recovery/Injection Well Detail
Figure 11 – Typical Monitoring Well Detail
Figure 12 – Nichols Ranch Unit Central Processing Plant - Process Flow Diagram
Figure 13 – Production, Restoration and Reclamation Schedule
Figure 14 – Header House Detail – System Piping and Instrumentation

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 6

Preliminary Assessment
Nichols Ranch Uranium In-Situ Recovery Project
Powder River Basin, Wyoming, U.S.A.

3.0      Summary

This Preliminary Assessment (Assessment) or scoping study of the Nichols Ranch Uranium In-Situ Recovery Project (Project) has been prepared for Uranerz Energy Corporation (Uranerz) in accordance with the guidelines set forth under the Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (NI 43-101) and the Standards and Guidelines of the Canadian Institute of Mining, Metallurgy and Petroleum incorporated by reference therein for the submission of technical reports on mining properties.

The purpose of this Assessment is to evaluate the technical and economic viability of the Project using the most current scientific, engineering and cost information available.

This Assessment analyzes the planned development of a commercial uranium in-situ recovery (ISR) and processing operation. The evaluation uses available design information to develop capital (CAPEX) and operating (OPEX) cost estimates for the proposed wellfields, processing plants, infrastructure and associated facilities. CAPEX and OPEX estimates are provided in this Assessment along with an economic analysis based on these costs and projected revenue from the recovery and sale of uranium (U3O8).

The Project is located in Campbell and Johnson Counties of the central Powder River Basin in northeast Wyoming, USA as shown on Figure 3-1. The Project currently consists of two site units planned for future production by Uranerz – the Nichols Ranch Unit and the Hank Unit. The figures below identify the Project location and the site unit boundaries.

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Uranerz has control of all locatable mineral rights underlying its 100 percent owned federal unpatented lode mining claims, and is 100 percent holder of the leasehold interest in all metallic and non metallic fee minerals comprising the Project properties, i.e., the Nichols Ranch Unit and Hank Unit. There is an overriding royalty interest in favor of Excalibur Industries on all federal unpatented lode mining claims that were acquired by Uranerz from Excalibur Industries. All unpatented lode mining claims located at the Hank Unit and many of the claims at the Nichols Ranch Unit have an associated gross royalty payable to Excalibur Industries of 6 percent when the spot price of uranium is less than $45.00 per pound and of 8 percent if the uranium spot price is $45.00 per pound or higher. In addition, there is a portion of the Nichols Ranch Unit that includes private (fee) mineral that is subject to the above Excalibur Industries royalty, plus an additional royalty payable to the fee mineral owner under the fee leases (equaling a 12 percent and 16 percent royalty in aggregate, depending on whether the spot price of uranium is below or above $45.00 per pound).

Prior to the start of mining Uranerz will be required to obtain the following permits, licenses, and approvals.

  Source Material License;
  Permit to Mine;
  Permit to Appropriate Groundwater;
  Wellfield Authorization (UIC Permit);
  Deep Disposal Well Permit;
  Wyoming Pollution Discharge Elimination System;
  11(e)2 Byproduct/Waste Disposal Agreement; and
  Air Quality Permit.

The targeted mineralized zones for the Nichols Ranch Unit in the A sand unit are 300 to 700 feet below the surface and occur in two long narrow trends meeting at the nose. The nose is in the northwest corner of the deposit where the two narrow trends meet to form the tip of the geochemical front. The Hank Unit’s two targeted mineralized zones in the F Sand unit range from 200 to 600 feet below the ground surface depending on the topography and changes in the formation elevation and stratigraphic horizon. The average grade of the uranium mineral resources at the two units is near 0.12 percent eU3O8, the average thickness is over seven feet, and the combined areal distribution is near 112 acres.

Prior to and separate from this Assessment, an independent NI 43-101 technical report entitled “Nichols Ranch Uranium Project, Campbell & Johnson Counties, Wyoming, U.S.A., 43-101 Mineral Resource Report” (BRS, Inc. Engineering, 2007) dated October 26, 2007, was prepared for the Nichols Ranch Unit by BRS Inc., a Professional Engineering and Natural Resource Corporation duly licensed in the State of Wyoming, U.S.A. and co-authored by Douglas Beahm, P.E., P.G. and Andrew Anderson P.E., P.G. (the “Nichols Ranch Mineral Resource Report”). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz. Based on the “Indicated Mineral Resources” at the Nichols Ranch Unit as set out in the Nichols Ranch Mineral Resource Report, the estimated total recoverable uranium at the Nichols Ranch Unit is approximately 1,633,928 pounds of uranium equivalent assuming a 73 percent recovery rate.

Prior to and separate from this Assessment, an independent NI 43-101 technical report entitled “Technical Report - The Hank Unit Property - Campbell County, Wyoming, U.S.A.” (TREC,

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Inc., 2008) was prepared for the Hank Unit by TREC, Inc. and co-authored by Douglass Graves, P.E. and Donald R. Woody (the “Hank Mineral Resource Report”). This report is dated and was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz. Based on the “Measured and Indicated Mineral Resources” at the Hank Unit as set out in the Hank Mineral Resource Report, the estimated total recoverable uranium at the Hank Unit is approximately 1,632,316 pounds of uranium equivalent assuming a 73 percent recovery rate.

Cautionary Statement: Mineral resources are not mineral reserves and do not have demonstrated economic viability. The recovery factor of 73 percent used in this Assessment is based on a single laboratory leach test and is within the range of typical industry experience for uranium recovery by ISR processes. However, there can be no assurance that recovery at this level will be achieved.

In order to mine the uranium resources at the Project, infrastructure, including four wellfields, a central processing plant (Nichols Ranch CPP) and a satellite ion exchange (IX) plant (Hank Satellite Facility) are being designed and will need to be constructed. Wellfields are designated areas above the mineralized zone that are sized to achieve the desired production goals. The piping/well system will inject water-leaching solution into the mineralized zone and recover the uranium-enriched water after it has flowed through the mineralization. The mineralized zone is the geological sandstone unit where the recovery solutions are injected and recovered in an in-situ recovery wellfield, and it is bounded between impermeable aquitards. Production areas are the individual areas that will be mined in the wellfield. The injection and recovery wells are completed in the mineralized zone intervals of the production sand.

Uranerz anticipates the patterns for the injection and recovery wells to follow the conventional five-spot pattern. Depending on the mineralized zone shape, seven spot or line drive patterns may be used in some locations. A typical five spot pattern contains four injections wells and one recovery well. The dimensions of the pattern vary depending on the mineralized zone, but the injection wells will likely be between 50 to 150 feet apart. In order to effectively recover the uranium and also to complete the groundwater restoration, the wells will be completed so that they can be used as either injection or recovery wells. During mining operations, a slightly greater volume of water will be recovered from the mineralized zone aquifer than injected in order to create a cone of depression or a flow gradient towards the recovery wells.

The Nichols Ranch Unit is anticipated to include the Nichols Ranch CPP and two production areas, NR-1 and NR-2. As the productivity or solution grade (uranium concentration in the lixiviant) of some patterns for NR-1 decrease below the economic limit, replacement patterns from NR-2 will be placed into operation in order to maintain the desired flow rate and solution grade at the processing plant. Eventually, all the patterns in NR-1 will reach their economic limit and all production flow in that area will cease. At that time, all production flow will be coming from NR-2 and restoration activities will commence at NR-1 (for details see Section 21.1.7, Development Plan).

Each planned Nichols Ranch Unit production area includes a number of injection wells, recovery wells, monitoring wells, header houses and associated piping and power supply. Header houses will be located within the wellfield and will distribute recovered fluids from recovery wells to trunk lines, and injection fluids from the processing facility through the trunk lines to injection wells. The planned Nichols Ranch Unit is anticipated to include the following:

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486 injection wells;
418 recovery wells;
95 monitoring wells; and
23 header houses.

The planned Hank Unit will include a satellite IX facility and two production areas, H-1 and H-2. The Hank Unit production areas will follow a similar developmental, production, and restoration schedule as outlined above for the Nichols Ranch Unit production areas.

Each planned Hank Unit production area includes a number of injection wells, recovery wells, monitoring wells, header houses and associated piping and power supply. The planned Hank Unit is anticipated to include the following:

402 injection wells;
318 recovery wells;
80 monitoring wells; and
19 header houses.

Two Underground Injection Control (UIC) deep disposal wells will also be required, one at the Nichols Ranch Unit and one at the Hank Unit, for disposal of liquid wastes from wellfield bleed, processing plant operations and restoration.

The proposed Nichols Ranch Unit central processing plant will have four major solution circuits: the recovery/extraction circuit (Ion Exchange); the elution circuit; a yellowcake slurry production circuit; and a lixiviant make-up circuit. The system is designed to recycle and reuse most of the solutions inside each circuit. A small bleed will be taken from each circuit to prevent buildup of undesirable ions and to ensure that slightly less water is injected back into the wellfield than was initially recovered. This bleed solution will be routed to the deep disposal well. In addition, the proposed processing plant will include a drying process that will follow slurry production and be the final on-site step in preparation of the yellowcake for shipment. A simplified process flow diagram is provided in Figure 3-2.

The proposed Hank Satellite Facility will consist of an ion exchange circuit, lixiviant make-up circuit and bleed disposal circuit. The bleed solution will be routed to the deep disposal well located at the Hank Satellite Facility.

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Figure 3-2. Simplified Process Flow Diagram

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Project development and operating cost estimates have been prepared and utilized in the economic analysis of this Project, as detailed further in Section 21.9 – Economic Analysis of this Assessment. Projected development costs include estimates of pre-production costs and capital expenditures (CAPEX). In addition, estimates of capital required to bring additional well fields on-line later in the Project development are included in estimated operating expenditures (OPEX). The predicted level of accuracy of the aggregate Project development cost estimate is +/- 20 percent. The estimated costs for the major items identified in this Assessment have been sourced in the United States.

The OPEX estimate has been developed by evaluating each process unit operation followed by services (power, water, air, waste disposal), infrastructure (offices, change rooms, shop), salary and burden, and environmental control (heat, air conditioning, monitoring). The OPEX estimate considers the development plan for the wellfield deliverables, process flow sheets, preliminary process design, materials balance and Project manpower schedule. The predicted level of accuracy of the aggregate OPEX estimate is +/- 20 percent.

The current manpower estimates for the Project (Nichols Ranch Unit and Hank Unit combined) during the peak operating phase assumes a total of 54 employees. A portion of those employees will work a typical 8 hours per day, 40 hours per week schedule. Another portion will work shift work, 24 hours per day, i.e. four crews with 2 shifts per day. The operations workforce can be summarized as follows: Nichols Ranch and Hank Units combined

Management and Administration	3
Wellfield	23
Processing	23
HSE/Radiation	5
Total	54

Solid wastes generated from the planned operations will normally consist of spent resin, empty packaging, miscellaneous pipes and fittings, tank sediments, rags, clothing, etc. These materials will be classified as contaminated or non-contaminated based on their radiological characteristics. Non-contaminated solid waste will be collected on the site in designated areas and disposed of in the nearest permitted sanitary landfill.

Contaminated solid waste consists of solid waste contaminated with radioactive material that cannot be decontaminated. These materials will be temporarily stored on site and periodically transported for disposal. Uranerz intends to establish an agreement for disposal of this waste as “byproduct material” (as defined in Section 11.e (2) of the U.S. Atomic Energy Act) in a licensed waste disposal site or licensed mill tailings facility.

Economic Analysis of Project

Uranium recovery efficiency is assumed at 73 percent along with an average solution grade of 65 parts per million (ppm). The resource for the cash flow analysis is based on the production estimates derived using (a) “Indicated” mineral resources of 2,238,257 pounds of uranium equivalent at the Nichols Ranch Unit, as set out in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc., 2007) and (b) “Measured + Indicated” mineral resources of 2,236,050

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pounds of uranium equivalent at the Hank Unit, as set out in the Hank Mineral Resource Report (TREC, 2008). Based on these two current mineral resource estimates, the total estimated uranium recovery over the life of the Project is 3.266 million pounds at a 73 percent recovery rate.

A projected cash flow statement relating to the Project economics is provided as Table 3-1. The Project has estimated initial capital costs of US$35.0 million (including pre-production costs of US$0.8 million) with a payback of approximately 1-2 years from the commencement of production (2010) and generates net cash flow before income tax over the life of the Project of US$60.4 million. This economic analysis is based on an assumed constant sale price of US$64.00 per pound of uranium, which is the U3O8 weekly three year trailing average spot price from April 25, 2005 to April 25, 2008 (Bloomberg, 2008). The production estimates and OPEX distribution used to develop the cash flow are based on the production, restoration and reclamation schedule presented in Figure S-3. Revenues, net of royalties and severance tax, are estimated to be US$53.00 per pound. Operating costs are US$24.00 per pound over the life of this Project resulting in operating cash flow per pound of US$18.00.

The Project start date is the start of pre-production expenditure in 2008. The net present value (NPV) calculation uses a discount rate of 8 percent and assumes cash flows take place in the middle of the periods. The projected start of production is in Q4 of Year 1 (2010) with a projected construction start in Q4 of Year -1 (2009).

The Project has an estimated NPV of US$35.9 million and an internal rate of return (IRR) of 56 percent. As indicated in the sensitivity analysis presented in Section 21.9, the Project NPV is very sensitive to changes in the sales price for uranium. For example, at a commodity price of US$85.00 per pound (the non-weighted average long term price for uranium for June/July 2008), and with all of the other factors in the economic analysis remaining the same, the estimated IRR and NPV for the Project would be 95 percent and US$72.6 million, respectively.

Uranerz continues exploration and development work on additional properties located in the Powder River Basin. Once the Nichols Ranch CPP has been constructed, it will be available to receive uranium-loaded resin from the Hank Satellite Facility as well as any additional satellite facilities that may be constructed on additional Uranerz properties. If developed as planned, an additional two to six satellites units will be put into production utilizing the Nichols Ranch CPP. The potential for additional development is based on the Company’s current and historical uranium mineral resource projections on the 100 percent owned Uranerz properties. Additional uranium processing of product from satellite units through the Nichols Ranch CPP could further improve the economics of the Project by eliminating future capital expenditures for more central processing facilities and maximizing output capacity of the Nichols Ranch CPP.

As part of this Assessment, the potential economic performance of a typical satellite operation was evaluated. The assumptions for a typical satellite include average projected recoverable resources, typical royalty payments, calculated capital and operating costs similar to the Hank Unit’s wellfields and satellite plant, estimated typical satellite pre-production costs, and a toll processing fee. A cash flow analysis has been performed for this scenario and assumes 2.24 million pounds of uranium in the ground as an average resource quantity at any of the future potential satellite locations. Using a 73% recovery factor, the average projected recoverable uranium resources are 1.63million pounds (as U3O8) per typical satellite facility. The cash flow analysis also assumes an average 4 percent royalty. A tolling fee of $6.70 per pound is included

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in the cash flow analysis. The tolling fee accounts for the necessary processing steps that would be performed at the CPP following the ion exchange stage performed at the typical satellite facility. The CPP processing includes eluting, filtering, and drying to produce the yellowcake.

A typical satellite cash flow analysis is presented in Table 3-2. As described in Section 21.9.3 – Further Planned Satellite Facilities, each additional potential satellite facility would have an approximate projected NPV of US$25.2 million with an IRR of 65 percent at an 8 percent discount rate. The projected NPV increases to US$47.1 million per satellite facility when a commodity price of US $85.00 per pound is applied (the non-weighted average long term price for uranium for June/July 2008) with all of the other factors in the economic analysis remaining the same. In this scenario, the projected IRR increases to 103 percent.

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TABLE 3-1
Nichols Ranch ISR Project Preliminary Assessment
Cash Flow Statement ($US 000's)

Item	Year -2 (2008)	Year -1 (2009)	Year 1 (2010)	Year 2 (2011)	Year 3 (2012)	Year 4 (2013)	Year 5 (2014)	Year 6 (2015)	Year 7 (2016)	Year 8 (2017)	Year 9 (2018)	Year 10 (2019)	Year 11 (2020)	Total	$ per Pound
$ Per Pound			$64	$64	$64	$64	$64	$64
Production ('000 lbs)	0	0	100	600	800	800	600	366	0	0	0	0	0	3,266
Gross Sales	$0	$0	$6,400	$38,400	$51,200	$51,200	$38,400	$23,424	$0	$0	$0	$0	$0	$209,024	$64
less: royalty (8%)	$0	$0	$0	$1,317	$3,374	$4,096	$3,072	$1,874	$0	$0	$0	$0	$0	$13,733	$4
less: other royalty (16% of Section 7 pounds from NR1)	$0	$0	$1,024	$3,511	$1,444	$0	$0	$0	$0	$0	$0	$0	$0	$5,979	$2
less: Gross Products+Severence tax (8.5% of gross)	$0	$0	$457	$2,854	$3,942	$4,004	$3,003	$1,832	$0	$0	$0	$0	$0	$16,092	$5
Net Sales	$0	$0	$4,919	$30,719	$42,440	$43,100	$32,325	$19,718	$0	$0	$0	$0	$0	$173,221	$53
Pre-production Costs	-$349	-$449	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	-$797	$0
Capital expenditure (Table 21-1)	$0	-$1,027	-$33,205	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	-$34,232	-$10
Total Op Costs (Table 21-2)	$0	$0	-$2,288	-$11,970	-$18,342	-$15,169	-$8,839	-$10,256	-$3,094	-$2,886	-$1,980	-$1,942	-$1,046	-$77,812	-$24
CASH FLOW AFTER CAPEX AND OP COSTS	-$349	-$1,475	-$30,574	$18,749	$24,098	$27,931	$23,486	$9,463	-$3,094	-$2,886	-$1,980	-$1,942	-$1,046	$60,381	$18
FORECAST CASH BALANCE
Opening cash balance	$0	-$349	-$1,824	-$32,398	-$13,649	$10,449	$38,380	$61,866	$71,329	$68,235	$65,349	$63,368	$61,427
+Net Sales	$0	$0	$4,919	$30,719	$42,440	$43,100	$32,325	$19,718	$0	$0	$0	$0	$0
- Capital Expenditure & Pre-Prod	-$349	-$1,475	-$33,205	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
-Total Op Costs	$0	$0	-$2,288	-$11,970	-$18,342	-$15,169	-$8,839	-$10,256	-$3,094	-$2,886	-$1,980	-$1,942	-$1,046
Closing Cash Balance	-$349	-$1,824	-$32,398	-$13,649	$10,449	$38,380	$61,866	$71,329	$68,235	$65,349	$63,368	$61,427	$60,381

Notes:	1. Production revenues and expenses based on schedule presented in Figure 13.
2. All amounts in US $, constant commodity price of $64 per pound assumed over life of project.
3. CAPEX for plants and two wellfields is included in Year 1 (2010). Additional capital construction is included in OPEX costs in Years 2, 3 and 4.
4. All amounts are before corporate income tax.
5. Cash Flow is in 2008 dollars and does not include inflation.

IRR =         56% assuming no escalation and a commodity price of $64 per pound

Net Present Value Versus Discount Rate

Discount Rate (%)	NPV ($US 000's)
5	$43,603
8	$35,851
10	$31,454

For comparison and assuming the same CAPEX and OPEX costs, a sales price of $85.00 dollars per pound of produced uranium (as U3O8) yields an IRR and NPV (at 8% discount rate) of 95% and $72,615,000, respectively. The $85.00 per pound sales price figure represents the non-weighted average Term Price for uranium for June/July 2008.

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TABLE 3-2
Typical Satellite ISR Preliminary Assessment
Cash Flow Statement ($US 000's)

Item	Year -1	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Total	$ per Pound
$ Per Pound		$64	$64	$64	$64	$64
Production ('000 lbs)	0	200	360	360	360	352	0	0	0	0	0	1,632
Gross Sales ($/Lb x Production)	$0	$12,800	$23,040	$23,040	$23,040	$22,528	$0	$0	$0	$0	$0	$104,448	$64
$ Per Pound reduced by Toll ( less $6.70 Per Pound)		$57	$57	$57	$57	$57
Gross Sales ($/Lb less Toll x Production)	$0	$11,460	$20,628	$20,628	$20,628	$20,170	$0	$0	$0	$0	$0	$93,514	$57
less: royalty (4% of gross before toll)	$0	$512	$922	$922	$922	$901	$0	$0	$0	$0	$0	$4,178	$3
less: Gross Products+Severence tax (8.5% of gross)	$0	$931	$1,675	$1,675	$1,675	$1,638	$0	$0	$0	$0	$0	$7,594	$5
Net Sales	$0	$10,017	$18,031	$18,031	$18,031	$17,631	$0	$0	$0	$0	$0	$81,742	$50
Pre-production Costs	-$732	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	-$732	$0
Capital expenditure (Table 21-3)	-$9,926	-$5,345	$0	$0	$0	$0	$0	$0	$0	$0	$0	-$15,271	-$9
Total Op Costs (Table 21-4)	-$602	-$2,219	-$8,868	-$3,066	-$3,342	-$3,343	-$1,088	-$1,089	-$1,975	-$2,363	-$1,027	-$28,983	-$18
CASH FLOW AFTER CAPEX AND OP COSTS	-$11,259	$2,454	$9,164	$14,965	$14,689	$14,288	-$1,088	-$1,089	-$1,975	-$2,363	-$1,027	$36,757	$23
FORECAST CASH BALANCE
Opening cash balance	$0	-$11,259	-$8,806	$358	$15,323	$30,012	$44,299	$43,211	$42,123	$40,147	$37,784
+ Net Sales	$0	$10,017	$18,031	$18,031	$18,031	$17,631	$0	$0	$0	$0	$0
- Capital Expenditure & Pre-Prod	-$10,657	-$5,345	$0	$0	$0	$0	$0	$0	$0	$0	$0
-Total Op Costs	-$602	-$2,219	-$8,868	-$3,066	-$3,342	-$3,343	-$1,088	-$1,089	-$1,975	-$2,363	-$1,027
Closing Cash Balance	-$11,259	-$8,806	$358	$15,323	$30,012	$44,299	$43,211	$42,123	$40,147	$37,784	$36,757

Notes:	1. Production revenues based on schedule presented in Figure 13.
2. All amounts in US $, commodity price of $64/lb assumed over life of project.
3. CAPEX is spread over two years as wellfields are constructed. Additional capital construction is included in OPEX costs in Years 3 and 4.
4. All amounts are before corporate income tax.
5. Cash Flow is in 2008 dollars and does not include inflation.
6. The Toll Cost assumes that the Satellite resin will be processed at a Uranerz owned processing plant.

IRR =       65% assuming no escalation and a constant commodity price of $64 per pound

Net Present Value Versus Discount Rate

Discount	NPV ($US
Rate (%)	000's)
5	$29,066
8	$25,207
10	$22,909

For comparison and assuming the same CAPEX and OPEX costs, a sales price of $85.00 dollars per pound of produced uranium (as U3O8) yields an IRR and NPV (at 8% discount rate) of 103% and $47,134,000, respectively. The $85.00 per pound sales price figure represents the non-weighted average long term price for uranium for June/July 2008.

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A summary production, restoration and reclamation schedule for the Project is provided on Figure 3-3. This schedule shows the proposed plan for production, ground water restoration, and decommissioning of each production area. However, the proposed plan is subject to change due to extraction schedules, variations with production area recoveries, production plant issues, economic conditions, etc.

The financial results contained herein are based on the estimated CAPEX and OPEX costs and the assumption that 73 percent recovery of the estimated uranium mineral resources set out in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc., 2007) and the Hank Mineral Resource Report (TREC, 2008) can be achieved. This assumed recovery is based on the results of laboratory tests performed on a core sample recovered from the Nichols Ranch Unit (Energy Laboratories, 2007) using an oxidized sodium bicarbonate leach solution. In addition, the amenability of uranium recovery via sodium bicarbonate lixiviant has been proven at Wyoming properties located near the Project. These include four pilot tests (Collins Draw, North Rolling Pin, Ruth and Christensen Ranch), one commercial operation at nearby Christensen Ranch, and one licensed property at North Butte.

The Ruth pilot test successfully recovered uranium, and aquifer restoration was demonstrated to the satisfaction of federal and state regulatory agencies. A conclusion from the Collins Draw Pilot Test report indicates that the technology developed at Collins Draw would be applicable to other ore bodies in the Powder River Basin (Cleveland-Cliffs, 1982). The pilot test for North Rolling Pin was approximately 125 ft deep and was conducted using an oxidized carbonate recovery solution. These pilot tests were successfully able to recover uranium using the ISR method followed by ground water restoration.

Operations at the Project site and facilities will be conducted in conformance with applicable laws, regulations and requirements of the various Federal and State regulatory agencies. Organization and management controls will be established by Uranerz to ensure compliance and further implement the company’s policy for providing a safe working environment including procedures for maintaining radiation exposures as low as is reasonably achievable.

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FIGURE 3-3
Nichols Ranch Uranium ISR Project
Production, Restoration, and Reclamation Schedule

Note: Nichols Ranch Unit is divided into two production areas: NR Production Area #1 (NR-1) and NR Production Area #2 (NR-2). Hank Unit is divided into 2 production areas: Hank Production Area #1 (H-1) and Hank Production Area #2 (H-2).
The X denotes actual operations. This is a projected estimate for Production, Restoration and Reclamation. The actual schedule will depend on permit approval timing, construction efficiency, actual production results and actual restoration of the ground water. The O denotes development and start up of the next Production Area.

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4.0      Introduction

     4.1    Report Preparation

TREC, Inc. (TREC) was retained by Uranerz Energy Corporation (Uranerz) to prepare this independent technical report relating to the Nichols Ranch Uranium In-Situ Recovery Project (Project). This report is a Preliminary Assessment (Assessment) or scoping study which addresses the economic and technical viability of the Project. This report has been prepared in accordance with the guidelines set forth under the Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (NI 43-101) and the Standards and Guidelines of the Canadian Institute of Mining, Metallurgy and Petroleum incorporated by reference therein for the submission of technical reports on mining properties. The issuer of this report is Uranerz.

Uranerz is a U.S. corporation and a pure-play uranium company listed on the American Stock Exchange (Symbol URZ), Toronto Stock Exchange (Symbol URZ), and Frankfurt Exchange (Symbol U9E). It also has options (derivatives on the common stock: puts and calls) traded on the Chicago Board Options Exchange as well as the American Stock Exchange.

The Project is located in Campbell and Johnson Counties of the central Powder River Basin in northeast Wyoming, USA as shown on Figure 1. The Project currently consists of two site units planned for future production by Uranerz – the Nichols Ranch Unit and the Hank Unit. See Figure 2 for the mining unit boundaries.

     4.2    Purpose and Project Description

This report summarizes the results of the Assessment for the Project as prepared by TREC. This Assessment was commissioned by Uranerz in November 2007. The Assessment has been developed to analyze the financial and technical viability of the Project using the most current scientific, engineering and cost information available.

TREC has relied on and takes responsibility for information provided by Uranerz and third parties in good faith and has confirmed the accuracy of that information and data provided to the extent possible including that associated with Project geology, mineral resource estimates, and wellfield modeling.

The recommendations and opinions contained in the Assessment are based on assumptions presented in this document and further assume that unknown, unforeseeable, or unavoidable events, which may adversely affect the cost, scheduling or ultimate success of the Project, will not occur. Sensitivity analyses for key risk factors are presented in Section 21.9, Economic Analysis. Additionally, a discussion of the risks associated with Project permitting, construction, operation and financial performance is presented in Section 21.11.

Figures 1 and 2 identify the locations of future planned Project facilities. Access to the Project areas is also shown on these figures.

It is intended that the Project will consist of surface facilities and four wellfields. The major planned surface facilities include a central processing plant at the Nichols Ranch CPP and a satellite ion-exchange (IX) plant (Hank Satellite Facility), laboratory and office building, two maintenance buildings and two deep disposal wells.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 19

     4.3   Terms of Reference

Units of measurement unless otherwise indicated are feet (ft), miles, acres, pounds avoirdupois (lbs.), and short tons (2,000 lbs.). Uranium production is expressed as pounds U3O8, the standard market unit. Grades reported for the mineral resources reported and used herein are percent eU3O8 (equivalent U3O8 by calibrated geophysical logging unit). ISR refers to in-situ recovery, sometimes also termed ISL or in-situ leach. Unless otherwise indicated, all references to dollars ($) refer to the United States currency.

     4.4   Sources of Information

This Assessment was prepared by TREC and is based on information provided by Uranerz and other professional consultants. At the time of Assessment preparation, design of the planned Project facilities was in various stages of development. Wellfield layouts, process flow diagrams, tank and process equipment sizes and locations, building dimensions, personnel and capital equipment requirements were available and were provided by Uranerz. Detailed design criteria and specifications were not yet completed but the design was sufficiently advanced for permit application and for a NI 43-101 preliminary assessment of this nature.

The production estimates presented herein are based on the NI 43-101 current mineral resource estimates provided in the “Nichols Ranch Mineral Resource Report” (BRS, Inc. Engineering, 2007) and the “Hank Mineral Resource Report ” (TREC, Inc., 2008). These mineral resource estimates are further described in Section 19.3.

The projected development/Capital Costs (CAPEX) were developed primarily from vendor quotes. Quantities were developed from takeoffs prepared by TREC. Uranium recovery and wellfield performance were assessed by Uranerz.

Operating Costs (OPEX) were estimated by TREC with significant input from Uranerz. Workforce schedules and estimated labor costs were developed jointly by Uranerz and TREC. Quantities were developed by TREC and most unit costs were based on vendor quotes. Financial modeling was performed by TREC.

The CAPEX and OPEX are based on total projected production of 3,266,244 pounds of U3O8 equivalent. CAPEX and OPEX costs are based on 2008 US dollars. No allowance for currency escalation has been provided. The estimates presented herein are based on the general development plan described in the first paragraph of this section, and may change based on the final design. However, this level of design allows a high degree of confidence in the general pricing although some assumptions have been required due to the degree of current design completeness. The authors of this Assessment predict the accuracy of the estimates at +/- 20 percent.

      4.5   Site Visits

A site visit was conducted on November 20, 2007 by the authors of this Assessment. The purpose of the trip was to observe the geography of the Project site, potential locations of Project components, current exploration activities and to gain knowledge on existing site infrastructure.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 20

5.0      Reliance on Other Experts

This Assessment was prepared by TREC with reliance on reports and information from others as well as internal TREC experts. The table below identifies the experts and their contributions/ responsibilities in the development of the Assessment. In addition, information regarding mineral rights, leases, royalties, environmental permitting and wellfield design and layout were provided by Uranerz. This information has been reviewed and accepted by the authors.

Expert	Responsibility
Independent Experts
Douglass H. Graves, P.E. (QP)	Assessment coordination and supervision, CAPEX and OPEX cost estimates, economic analysis
Matthew J. Yovich, P.E. (QP)	Closure cost estimate, economic analysis
Douglas Beahm (QP)	Nichols Ranch Mineral Resource Report and related resource estimate

6.0      Property Description and Location

     6.1    Location and Size

The Project is located in Township 43N, Range 76 West, Sections 7, 8, 17, 18, and 20 (the Nichols Ranch Unit) and Township 44N, Range 75 West, Sections 30 and 31; Township 43N, Range 75 West, Sections 5, 6, 7 and 8 (Hank Unit). The Project area is located approximately at Latitude 430 42’ North and Longitude 1060 01’ West, an estimated 50 miles southwest of Gillette, Wyoming and 100 miles (60 air miles) northeast of Casper, Wyoming. The Project is accessed from State Highway 50 from the east or State Highway 387 from the south. The permit boundaries for the Nichols Ranch Unit encompass approximately 1,120 acres of land; and the permit boundaries for the Hank Unit area encompass approximately 2,250 acres of land, for an aggregate Project permit area of approximately 3,370 acres. The Project location is shown on Figure 1.

     6.2    Mining Claims and Mineral Leases

Uranerz is 100 percent holder of the unpatented lode mining claims granting rights to locatable minerals on the Project property, the Nichols Ranch Unit and Hank Unit. Within the Project area, Uranerz has 98 unpatented lode mining claims, two fee surface and mineral leases, and one Surface Use Agreement covering the entire area of Nichols Ranch Unit and Hank Unit claims. This comprises mineral rights covering an aggregate of approximately 1,900 acres of land.

The unpatented lode claims do not have an expiration date. However, affidavits must be filed annually with the federal U.S. Bureau of Land Management (BLM) and respective county recorder’s offices in order to maintain the claims’ validity. In addition, most of the above-mentioned unpatented lode claims are located on Stock Raising Homestead land where the U.S. government has issued a patent for the surface to an individual and reserved the minerals to the U.S. government subject to the location rights by claimants as set forth in the 1872 Mining Law. Uranerz’ leasehold interests within the Project property are subject to the various terms as set forth in the applicable leases. The fee surface and mineral leases apply only to uranium and

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 21

other fissionable minerals and have a 10-year term with the right to extend the leases with production. Commingling of production from adjacent lands is allowable under the fee mineral leases. The Surface Use Agreement allows for reimbursement to the surface owner of actual damages resulting from Uranerz’ operations.

     6.3    Title to Property

Uranerz’ 100 percent interest to the unpatented lode claims is subject to the rights of pedis possessio against all third party claimants as long as Uranerz maintains said claims. The claims will remain the property of Uranerz provided they adhere to required filing and annual payment requirements with landowners and mineral owners, State of Wyoming, Campbell and Johnson Counties and the BLM.

     6.4    Legal Surveys

Legal surveys of unpatented lode claims are not required and to the authors’ knowledge have not been completed to advance the Project property toward patent. There is no requirement to patent claims in order to remove the mineral. The location of the claims are based on the legal descriptions and to the author’s knowledge have not been verified by legal survey.

     6.5    Mineralized Areas, Surface Disturbance and Existing Mine Workings

Mineralized zones within the Project area occur in typical roll-front deposits within the sandstones of the Eocene age Wasatch formation. The host sand units at the Nichols Ranch Unit are the A1, A2, and F Sands. The A sands are approximately 25 to 50 feet thick, however, the mineralization in any given hole rarely exceeds 15 feet. Mineralization in Section 17 ranges from 200 to 700 feet from the surface and average approximately 550 feet deep (BRS Inc. Engineering, 2007). The host sand units at the Hank Unit are the F1 and F2 Sand. The average thickness of the F Sand within the mineralized trend is approximately 75 feet. The depths to the F Sand unit range from 200 to 600 feet below the ground surface depending on the topography and changes in the formation elevation and stratigraphic horizon (TREC, 2008).

There are no pre-existing mineral processing facilities or related wastes within the Project area. However, coal bed methane (CBM) exploration and production activities have and are being performed in the vicinity of the Project.

     6.6    Royalties, Taxes and Fees

Uranerz will be required to pay severance tax and ad valorem tax to the State of Wyoming, in addition to various maintenance, land impact and access fees as well as other consideration to surface holders.

There is an overriding royalty interest in favor of Excalibur Industries on all federal unpatented lode mining claims that were acquired by Uranerz from Excalibur Industries. All unpatented lode mining claims located at the Hank Unit and many of the claims at the Nichols Ranch Unit have an associated gross royalty payable to Excalibur Industries of 6 percent when the spot price of uranium is less than $45.00 per pound and of 8 percent if the uranium spot price is $45.00 per pound or higher. In addition, there is a portion of the Nichols Ranch Unit that includes private (fee) mineral that is subject to the above Excalibur Industries royalty, plus an additional royalty payable to the fee mineral owner under the fee leases (equaling a 12 percent and 16 percent

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 22

royalty in aggregate, depending on whether the spot price of uranium is below or above $45.00 per pound).

     6.7    Environmental Liabilities

          6.7.1 EAs, EISs

Either an Environmental Assessment (EA) or an Environmental Impact Statement (EIS) will be prepared by the U.S. Nuclear Regulatory Commission (NRC) for the Project. A decision as to whether an EA or an EIS will be prepared by the NRC will be based on Uranrez’ Source Material License application (submitted and accepted) as well as other factors.

          6.7.2 Environmental Management and Regulation

Operations at the Project site and facilities will be conducted in conformance with applicable laws, regulations and requirements of the various federal and state regulatory agencies. The organization and management controls outlined below will be established by Uranerz to ensure compliance and further implement the company’s policy for providing a safe working environment including procedures for maintaining radiation exposures as low as is reasonably achievable.

  Management Control Program
  Management Audit and Inspection Program
  Qualifications for Personnel Conducting the Radiation Safety Program
  Radiation Safety Training
  Security
  Radiation Safety Controls and Monitoring

          6.7.3 Residual Environmental Liabilities

No known residual environmental liabilities are associated with the Project sites. The only known industrial activities that have occurred on the Project site are exploration drilling for uranium, CBM gas development and oil and gas development. The only current liability of Uranerz is to restore exploration drill sites, which is completed on an ongoing basis.

     6.8    Permits Required to Conduct Work

The various state and federal permits and licenses that are needed or have been obtained for the Project are summarized below. Prior to the start of mining (the injection of lixiviant into the ore body aquifer), Uranerz will have obtained all the necessary permits, licenses, and approvals required by the Wyoming Department of Environmental Quality – Land, Water and Air Divisions and the U.S. Nuclear Regulatory Commission.

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PERMIT AND LICENSES FOR THE NICHOLS RANCH ISR PROJECT

Permit, License, or Approval Name	Agency	Status
Source Material License	NRC	Submitted 4Q 2007
Permit to Mine	WDEQ-LQD	Submitted 4Q 2007
Permit to Appropriate Groundwater	SEO	Existing wells are approved, new well permits will be filed prior to drilling
Wellfield Authorization (UIC Permit)	NRC/WDEQ-LQD	In Preparation
Deep Disposal Well Permits	WDEQ-WQD	In Preparation
WYPDES	WDEQ- WQD	In Preparation
11(e)2 Byproduct/Waste Disposal Agreement	N/A	In Preparation
Permit to Construct Septic Leach Field	County	In Preparation
Air Quality Permit	WDEQ-AQD	Not Expected. If one is required, then it will be obtained prior to commencing operations.

Notes:	NRC - Nuclear Regulatory Commission
WDEQ-LQD - Wyoming Department of Environmental Quality Land Quality Division
WDEQ-WQD - Wyoming Department of Environmental Quality Water Quality Division
WDEQ-AQD - Wyoming Department of Environmental Quality Air Quality Division
WYPDES – Wyoming Pollution Discharge Elimination System
SEO - State Engineer's Office

7.0      Accessibility, Climate, Local Resources, Infrastructure and Physiography

     7.1    Topography, Elevation and Vegetation

The Project is located within the Wyoming Basin physiographic province in the western portion of the central Powder River Basin. Topographical maps of the Nichols Ranch Unit and Hank Unit are provided in Figures 3 and 4, respectively. The site is near the Pumpkin Buttes, a series of small buttes rising several hundred feet above the surrounding plains. The buttes are erosional remnants of the Tertiary White Rive Formation that is believed to have overlain the majority of the Powder River Basin. The volcanic tuffs in the White River Formation have been cited as the source of uranium in the basin (Davis, 1969).

The Project area is a low lying plain, roughly 4,650 feet in elevation. Vegetation is characteristically sagebrush grassland with some pines on elevated terrain and some deciduous trees within drainages. There are two main ephemeral drainages at the Project site which are tributaries of Cottonwood Creek and they drain to the Powder River. Historically and currently the land is used for livestock grazing.

     7.2    Access

There are four types of roads that will be used for access to the Nichol Ranch Uranium ISR Project area. They include primary access roads, secondary access roads, temporary wellfield access roads and well access roads. Access to the Project sites is via Wyoming State Highway 50 to Van Buggenum Road to T-Chair Livestock Ranch roads. Figure 2 shows the major access roads to the Nichols Ranch Unit and the Hank Unit. Figure 5 depicts the access roads to the Project area from Highway US 50, and shows the road that will be used to truck the resin from the Hank Unit to the Nichols Ranch Unit and back. There is also a new alternative route from

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Highway 387 through the T-Chair Livestock Roads which gives access to the southern end of the Nichols Ranch Unit. The road was constructed for CBM activities. This new road is shown on Figure 5.

     7.3    Proximity to Population Centers and Transport

The Project area is located North of Highway 387 that connects the towns of Wright and Edgerton. The site is approximately 50 highway miles southwest of Gillette, Wyoming and 100 miles (60 air miles) northeast of Casper, Wyoming. The site relative to population centers is shown on Figure 1.

     7.4    Climate

The climate in the Project area is semi-arid receiving an annual precipitation of approximately 9.4 inches. Most precipitation occurs in the form of late autumnal to early spring snows. The summer months are usually hot, dry and clear except for occasional heavy rains. Cold, wind and snow/blizzards can make winter exploration work in this area difficult, but not impossible. The weather may limit the time periods for capital construction, but should not have adverse impacts on the operation of the ISR facility.

     7.5    Local Resources and Property Infrastructure

Overhead electrical is located approximately one mile from the planned Nichols Ranch Unit maintenance building and less than one-half mile from the planned Hank Unit maintenance building. It is anticipated that power drops will be made to the maintenance building at each unit and then distributed to the processing plants, offices, wellfields, etc. Based on discussions with the local electrical service provider, the nearby overhead power is currently committed but sufficient power for the Project can be made available.

Infrastructure at the site is dominantly related to local oil, gas, and CBM development. Generally, the proximity of the Project to paved roads will be beneficial with respect to transportation of equipment, supplies, personnel and product to and from the Project. Potable water will be obtained from groundwater wells developed near the processing facilities and water for the ISR operations will be obtained from the operation itself; i.e., the extracted groundwater. Therefore, the basic infrastructure (power, water and transportation) necessary to support an ISR mining operation is available and located within reasonable proximity of the Project.

Personnel required for construction and operation of the Project are expected to come from Gillette, Wright, Midwest, Edgerton, Buffalo, Douglas and Casper, Wyoming.

     7.6    Hydrogeology

Groundwater levels have been measured in the wells in the Nichols Ranch Unit and Hank Unit to define the direction and gradient of the groundwater movement. Shallow groundwater levels on the Project properties vary with topography and are approximately 60 feet deep in the alluvial valley and up to 178 feet deep under adjacent ridges.

The groundwater level elevations for the A Sand, which is one of the production sands at the Nichols Ranch Unit, range from 4,650 to 4,670 ft Above Mean Sea Level (AMSL). The groundwater in the A Sand is flowing to the northwest with an average gradient of 0.0033 ft/ft. This gradient, an effective porosity of 0.05 and an average hydraulic conductivity of 0.5 ft/day

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indicates that the groundwater in the A Sand is flowing at an average rate of 0.033 ft/day. In the Nichols Ranch Unit, the B Sand is the overlying aquifer and the 1 Sand is the underlying aquifer. The groundwater elevation for the F Sand, which is the production sand at the Hank Unit, range from 4,650 in the Nichols Ranch Unit to 4,700 in the Hank Unit ft AMSL.

The groundwater elevation indicates that the water in the F Sand is flowing west with an average gradient of 0.0005 ft/ft. This gradient, along with an average hydraulic conductivity of 0.6 ft/day and an effective porosity of 0.05, indicates that the groundwater velocity is moving at 0.06 ft/day. Groundwater in the F Sand flows into the Cottonwood Creek alluvium in the area of the Nichols Ranch Unit. In the Hank Unit, the G sand is the overlying aquifer and, depending on the location, the B sand or the C sand is the underlying aquifer. Within the Hank Unit, the G sand and the B and C sands have groundwater level elevations of approximately 4,900 to 4,950 feet, AMSL.

Aquitards exist between the sand layers. The vertical permeabilities of the aquitard in the Powder River Basin have been defined at numerous locations. These calculated permeabilities varied from a low of 6.7E -9 to a high of 6.9E -8 cm/sec. Laboratory permeabilities varied from 6.4E -9 to 1.3E -8 cm/sec. These data show that the aquitards in this area have sufficiently small vertical permeabilities to adequately restrict the vertical movement of groundwater from one aquifer to the next (Uranerz Energy Corporation, 2007b).

     7.7     Background Radiation

Background radiological characteristics for the Nichols Ranch Unit and the Hank Unit were evaluated in the summer of 2007 (Uranerz Energy Corporation, 2007b) to establish a radiological baseline. The evaluations were performed for surface soils, subsurface soils, sediment and flora. In addition, a baseline gamma survey was performed and Radon-222 and direct gamma exposure rates were measured.

The results of the study are presented in detail in the “Uranerz Energy Corporation, Nichols Ranch ISR Project, Wyoming DEQ Permit to Mine Application” (Uranerz Energy Corporation, 2007a) and the “Uranerz Energy Corporation, Nichols Ranch ISR Project, U.S.N.R.C. Source Material License Application, 2007” (Uranerz Energy Corporation, 2007b). In general, the baseline study indicates that most site radiological properties are in normal ranges with a few exceptions. These exceptions include:

Nichols Ranch Unit -

  Soils - higher than expected background ranges for Ra-226 at one location.

  Sediment - higher than expected background ranges for Pb-210 at one location.

  Baseline gamma – a few sites had elevated gamma levels which correspond to the high Ra-226 location.

  Baseline Rn-222 and direct gamma exposure rates – Rn-222 are higher than national ambient levels but typical for the vicinity. Direct gamma exposure rates are not excessive.

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Hank Unit –

  Soils - higher than expected background ranges for U, Th-230, Ra-226 and Pb-210 at one location.

  Sediment - higher than expected background ranges for Ra-226 at 40 percent of the locations sampled and higher than expected background ranges for Pb-210 at two locations.

  Baseline gamma - a few sites had elevated gamma levels which correspond to the high U, Th-230, Ra-226 and Pb-210 location.

  Baseline Rn-222 and direct gamma exposure rates - Rn-222 are higher than national ambient levels but typical for the vicinity. Direct gamma exposure rates are not excessive.

8.0      History

History of the Nichols Unit has been discussed in the Nichols Ranch Mineral Resource Report, (BRS Engineering Inc, 2007). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

History of the Hank Unit has been discussed in the Hank Mineral Resource Report, (TREC, Inc., 2008). This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

9.0      Geological Setting

Geological Setting of the Nichols Unit has been discussed in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc, 2007). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz. Geological Setting of the Hank Unit has been discussed in the Hank Mineral Resource Report (TREC, Inc., 2008). This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

10.0    Deposit Types

Deposit Types of the Nichols Unit have been discussed in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc, 2007). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

Deposit Types of the Hank Unit have been discussed in the Hank Mineral Resource Report (TREC, Inc., 2008). This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

11.0    Mineralization

Mineralization of the Nichols Unit has been discussed in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc, 2007). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

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Mineralization of the Hank Unit has been discussed in the Hank Mineral Resource Report, (TREC, Inc., 2008). This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

12.0    Exploration

Exploration of the Nichols Unit has been discussed in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc, 2007). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz. Exploration of the Hank Unit has been discussed in the Hank Mineral Resource Report, (TREC, Inc., 2008). This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

13.0    Drilling

Drilling of the Nichols Unit has been discussed in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc, 2007). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

Drilling of the Hank Unit has been discussed in the Hank Mineral Resource Report, (TREC, Inc., 2008). This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

14.0    Sampling Method and Approach

Sampling Method and Approach for the Nichols Unit has been discussed in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc, 2007). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

Sampling Method and Approach for the Hank Unit has been discussed in the Hank Mineral Resource Report, (TREC, Inc., 2008). This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

15.0    Sample Preparation, Analyses and Security

Sample Preparation, Analyses and Security for the Nichols Unit has been discussed in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc, 2007). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

Sample Preparation, Analyses and Security for the Hank Unit has been discussed in the Hank Mineral Resource Report, (TREC, Inc., 2008). This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

16.0    Data Verification

Data Verification for the Nichols Unit has been discussed in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc, 2007). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

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Data Verification of the Hank Unit has been discussed in the Hank Mineral Resource Report, (TREC, Inc., 2008). This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

17.0    Adjacent Properties

Adjacent Properties of the Nichols Unit have been discussed in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc, 2007). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz. Adjacent Properties of the Hank Unit have been discussed in the Hank Mineral Resource Report, (TREC, Inc., 2008). This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

18.0    Mineral Processing and Metallurgical Testing

Mineral Processing and Metallurgical Testing for the Nichols Unit has been discussed in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc, 2007). This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

Mineral Processing and Metallurgical Testing for the Hank Unit has been discussed in the Hank Mineral Resource Report, (TREC, Inc., 2008). This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

19.0    Mineral Resource Estimate

     19.1   Overview

The Nichols Ranch Mineral Resource Report (BRS, Inc. Engineering, 2007) was prepared prior to and separate from this Assessment. The Hank Mineral Resource Report (TREC, Inc, 2008) was prepared prior to completion of this Assessment. The following sections provide a brief summary of the findings of these Mineral Resource Reports and form the basis for estimating the quantity of uranium that is expected to be produced. The estimated quantity along with a sale price of US$64.00per pound, which is the U3O8 weekly three year trailing average spot price from April 25, 2005 to April 25, 2008 (Bloomberg, 2008), is used in the Assessment to estimate potential revenue for determining the feasibility of the Project and potential return on investment. The Mineral Resource Reports were prepared in accordance with NI 43-101.

     19.2   Summary of Historical Exploration and Development

The targeted mineralized zones for the Nichols Ranch Unit in the A sand are 500 to 700 feet below the surface and occur in two long narrow trends meeting at the nose. The nose is the northwest corner of the wellfield where the two narrow trends meet to form the tip of the geochemical front. The Hank Unit’s two targeted mineralized horizons in the F Sand range from 200 to 600 feet below the ground surface depending on the topography and changes in the formation elevation and stratigraphic horizon. The average grade of the two horizons in the F sand at the Hank Unit is 0.12 percent as e U3O8 and the average thickness is 7.7 feet. The average grade on the Nichols Ranch Unit is 0.11/ percent e U3O8 and the average thickness is 6.0

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 29

feet. The combined areal extent of both the Nichols Ranch Unit and Hank Unit is approximately 112 acres.

     19.3   Mineral Resource Estimate

Nichols Ranch Unit: A Mineral Resource Report was prepared for the Nichols Ranch Unit by BRS, Inc. prior to and independent of completion of this Assessment. This report was previously filed by Uranerz on October 29, 2007 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

The mineralization was drilled on approximately 50 foot centers on four hundred foot fences for the A1 and A2 sands, (approximately 117 rotary drill holes completed by Cleveland Cliffs Iron Co. and 73 drill holes and three core holes completed by Uranerz). The drilling demonstrates continuity particularly along the A1 mineralized trend. The interpreted mineralized trend, shown on Figure 6, is based on the drill data. Based on the drilling density and the apparent continuity of the mineralization along the trend, the mineral resource estimate meets the criteria as indicated mineral resources under the CIM standards on Mineral Resources and Reserves (BRS Inc. Engineering, 2007). Grade times thickness (GT) is calculated by multiplying U3O8 grade (in percent) by gamma anomaly thickness (in feet) as determined from downhole radiometric probing. Mineral resources are reported based on GT cutoffs of 0.10, 0.20, and 0.50. The estimates in the Nichols Ranch Mineral Resource Report (BRS Inc. Engineering, 2007) were developed using a 0.20 GT cutoff.

The estimated total recoverable uranium at the Nichols Ranch Unit is approximately 1,633,928 pounds of uranium equivalent assuming a 73 percent recovery rate. This estimate is based on the Nichols Ranch Mineral Resource Report (BRS Inc. Engineering, 2007).

Cautionary Statement: Mineral resources are not mineral reserves and do not have demonstrated economic viability. The recovery factor of 73 percent used in this Assessment is based on a single laboratory leach test and is within the range of typical industry experience for uranium recovery by in-situ recovery processes. However, there can be no assurance that recovery at this level will be achieved.

Hank Unit: A Mineral Resource Report was prepared for the Hank Unit by TREC prior to and independent of completion of this Assessment. This report was previously filed by Uranerz on May 1, 2008 and can be viewed in its entirety on the SEDAR reporting profile of Uranerz.

The mineralization was drilled on approximately 50 foot centers on four hundred foot fences for the upper, middle and lower F sands, (approximately 152 rotary drill holes completed by Cleveland Cliffs Iron Co. and 61 drill holes and three core holes completed by Uranerz). The interpreted mineralized trend, shown on Figure 7, is based on the drill data. Based on the drilling density and the apparent continuity of the mineralization along the trend, the mineral resource estimate meets the criteria as measured and indicated mineral resources under the CIM standards on Mineral Resources and Reserves (TREC, Inc. 2008). Mineral resources are reported based on GT cutoffs of 0.10, 0.20, and 0.50. The Mineral Resource Report prepared by TREC uses a 0.20 GT cutoff.

The estimated total recoverable uranium at the Hank Unit is approximately 1,632,316 pounds of uranium equivalent assuming a 73 percent recovery rate. This estimate is based on the “measured + indicated” mineral resources at a 0.20 GT cutoff (TREC, Inc., 2008).

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 30

Cautionary Statement: Mineral resources are not mineral reserves and do not have demonstrated economic viability. The recovery factor of 73 percent used in this Assessment is based on a single laboratory leach test and is within the range of typical industry experience for uranium recovery by in-situ recovery processes. However, there can be no assurance that recovery at this level will be achieved.

20.0    Other Relevant Data and Information

     20.1    Amenability to ISR Mining Methods

The uranium deposits in the vicinity of the Project and surrounding areas have shown amenability to ISR extraction from laboratory testing of a core sample (Energy Laboratories, 2007), four pilot tests (Ruth, Collins Draw, North Rolling Pin, and Christensen Ranch), and a commercial operation at nearby Christensen Ranch (evolved from the Pilot). All these metallurgical testing projects are located within the Pumpkin Buttes Mining District. Figure 2 shows Christensen Ranch, North Butte, Collins Draw Pilot, North Rolling Pin Pilot, Ruth Pilot and the proposed Nichols Ranch Unit and the Hank Unit locations. These pilot and commercial operations are further described below: Ruth Pilot Plant – located approximately 7 miles south of the Project, operated during 1982 through 1984 with 32,000 pounds of U3O8 being produced using sodium bicarbonate lixiviant.

Ground water restoration was successfully accomplished to the satisfaction of the regulatory bodies as a part of this test. This operation was located in T42N, R77W Section 14 and was performed by Uranerz U.S.A., Inc.

Collins Draw Pilot Plant -- located approximately 3 miles from the Project, operated 1980 through 1982 with approximately 15,000 pounds U3O8 being produced. Both ammonia and sodium bicarbonate recovery solutions were used individually in adjacent well field pattern areas. The Collins Draw project was conducted at depths of 450 ft (+/- 50 feet) and used an oxidized carbonate recovery solution. Leaching operations at Collins Draw lasted from May 1980 to July 1981. Hydrologic tests resulted in an average transmissivity of 185 gpd/ft. A conclusion from the Collins Draw Pilot Test report indicates that the technology developed at Collins Draw would be applicable to other ore bodies in the Powder River Basin (Cleveland-Cliffs (CCI), 1982). This project was located in T43N, R76W Section 35 and was performed by CCI.

North Rolling Pin Pilot Plant -- located approximately two miles from Project, operated during 1975 with “granular yellowcake” being produced but the quantity is unknown. The pilot test for North Rolling Pin was approximately 125 ft deep and was conducted using an oxidized carbonate recovery solution. This project was located in T43N, R76W Section 15; and was performed by CCI.

Christensen Ranch Pilot Plant -- Willow Creek project located in T44N, R76W Section 6, about 5 to 6 miles north of the Project. Sodium bicarbonate recovery solution was used in the pilot which ultimately evolved to a commercial operation and has produced more than two million pounds yellowcake to-date.

The Christensen Ranch commercial ISR mine operated by AREVA, is located about 5-6 miles north of the Project. The Christensen Ranch ISR mine has extracted uranium from the same geological formation and sand horizons that the Uranerz Project will target to extract uranium.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 31

Christensen Ranch is currently on stand-by, but AREVA reportedly has plans to restart the facility in 2008.

These pilot tests and commercial operations demonstrate the amenability of ISR extraction in this area of the Powder River Basin. The ISR extraction method provides for minimal surface disturbance, short-term environmental impacts and no significant risks to public safety or health.

21.0    Additional Requirements for Technical Reports

This section of the Assessment contains the process descriptions for injection, extraction and processing; the cost estimate approach; and assumptions used to develop the capital costs (CAPEX) and operating costs (OPEX). It also includes the economic analyses, project implementation plan, risk assessment and closure cost estimate.

The Nichols Ranch ISR Project is divided into two units, the Nichols Ranch Unit and the Hank Unit. The Project units will contain all of the proposed operations. The major surface facilities include a central processing plant at the Nichols Ranch CPP, the Hank Satellite Facility, wellfields and two deep disposal wells.

The Nichols Ranch CPP will consist of a complete processing plant including auxiliary facilities such as office, change room, laboratory, maintenance and deep disposal well, and will have the capability of concentrating the wellfield recovery solution obtained from wells installed in the Nichols Ranch Unit zone of mineralization. Figure 8 is a site facility diagram of the Nichols Ranch Unit. This figure shows the location of the major surface facilities at and around the processing plant.

In addition, the Nichols Ranch CPP will have excess installed capacity to process uranium-loaded resin or yellowcake slurry from the Hank Satellite Facility. The accumulated uranium values from both ore zones will then be processed into a dry yellowcake concentrate, packaged in approved 55 gallon steel drums, and trucked off site for conveyance to the licensed uranium conversion facility of choice. At the Hank Unit there will be a plant building, maintenance building, and deep disposal well. A site facility diagram showing the major surface buildings for the Hank Unit is presented in Figure 9.

Uranerz plans to mine the Nichols Ranch Unit (Township 43N, Range 76 West, Sections 7, 8, 17, 18, and 20) and Hank Unit (Township 44N, Range 75 West, Sections 30 and 31; Township 43N, Range 75 West, Sections 5, 6, 7 and 8) ore zones using the in-situ recovery (ISR) extraction method. This is the same method that is used by Power Resources Inc. (PRI) at the Smith-Highland mine in the southern Powder River Basin, COGEMA (AREVA) at the nearby Christensen Ranch site, and at other pilot projects described in Section 20.1, above.

The ore zones at the Nichols Ranch Unit and the Hank Unit will be divided into individual production areas where injection and recovery wells will be installed. As typical with the above mentioned commercial operations, the wells will be arranged in 4-spot, 5-spot or 7-spot patterns. In some situations, a line-drive pattern or staggered line-drive pattern may be employed. Horizontal and vertical excursion monitor wells will be installed at each wellfield as dictated by geologic and hydro-geologic parameters, and as approved by the Wyoming Department of Environmental Quality - Land Quality Division and the United States Nuclear Regulatory Commission. The processing plant and appurtenant facilities will be constructed according to acceptable engineering practices.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 32

     21.1   Wellfields

Wellfields are designated areas above the ore zone that are sized to reach the desired production goals. The ore zone is the geological sandstone unit where the recovery solutions are injected and recovered in an in situ recovery wellfield and it is bounded between impermeable aquitards. Production areas are the individual areas that will be mined in the wellfield. The injection and recovery wells are completed in the ore zone intervals of the production sand. The following subsections describe the wellfield design used as the basis for the Project cost estimates included in this Assessment.

          21.1.1 Proposed Wellfield Design

The patterns for the injection and recovery wells follow the conventional five-spot pattern. Depending on the ore zone shape, seven spot or line drive patterns may be used. A typical five spot pattern contains 4 injections wells and 1 recovery well. The dimensions of the pattern vary depending on the ore zone, but the injection wells will likely be between 50 and 150 feet apart. In order to effectively recover the uranium and also to complete the groundwater restoration, the wells will be completed so that they can be used as either injection or recovery wells. The recovery solution will be injected into the injection wells, and the solution will be recovered through the recovery wells. To create a cone of depression in the wellfield, a slightly greater volume of water is recovered than injected.

          21.1.2 Wellfield Installation

Pilot holes for monitor, production, and injection wells are drilled through the target completion interval with a small rotary drilling unit using native mud and a small amount of commercial drilling fluid additive for viscosity control. The hole is logged, reamed, casing set, and cemented to isolate the completion interval from all other aquifers. The cement will be placed by pumping it down the casing and forcing it out the bottom of the casing and back up the casing-drill hole annulus to the surface. The drill holes will be large enough in diameter for adequate sealing and, at any given depth, at least three inches greater in nominal diameter than the diameter of the outer casing at that depth.

Typical well completion schematics for production wells (recovery and injection wells), and monitor wells are shown on Figures 10 and 11, respectively. The well casing will be fiberglass or PVC. The fiberglass casing has a standard joint length of 30 feet and is rated for at least 950 pounds per square inch operating pressure. PVC well casing will be 4.5 to 6 inches in diameter (5 inches is used in the cost estimate presented herein). The PVC casing joints normally have a length of approximately 20 feet each. Joints are Certi-LokTM or equivalent.

Casing centralizers, located approximately every 100 feet along the casing, are normally placed around the casing to ensure it is centered in the drill hole. Effective sealing materials shall consist of neat cement slurry and/or sand-cement grout meeting Wyoming State requirements. The cement will be placed by pumping it down the casing and forcing it out the bottom of the casing and back up the casing-drill hole annulus to the surface. The purpose of the cement is to stabilize and strengthen the casing and plug the annulus of the hole to prevent vertical migration of solutions. If needed, due to settling, the upper portion of the annulus will be cemented from the surface to stabilize the wellhead.

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After the well is cemented and the cement has set, the well is under-reamed in the mineralized zone and completed with a screen assembly (slotted liner), which may have a sand filter pack installed between the screen and the under-reamed formation. The well will then be air lifted for 30 minutes or more to remove any remaining drilling mud and/or cuttings. A submersible pump or airlifting device will be run in the well for final clean-up and/or sampling.

          21.1.3 Well Development

Following well construction, the wells will be developed to restore (1) the natural hydraulic conductivity in the vicinity of the bore, and (2) the geochemical equilibrium of the aquifer. All wells will initially be developed immediately after construction using air lifting, swabbing or other accepted development techniques. Well development removes water and drilling fluids from the casing and borehole walls along the screened interval. The primary goal for well development is to allow formation water to enter the well screen. This process is necessary to allow representative samples of groundwater to be collected, and to ensure efficient injection and recovery operations.

Before obtaining baseline samples from monitor or restoration wells, the well will be further developed to ensure that representative formation water is available for sampling. Final development will be performed by pumping or swabbing an individual well for an adequate period to ensure that water representative of the aquifer is present. This will be verified by obtaining field measurements of pH and conductivity over time. The field parameters must be stable at representative formation values before baseline sampling will begin.

          21.1.4 Mechanical Integrity Testing (MIT)

After an injection or recovery well has been completed, and before it is made operational, a Mechanical Integrity Test (MIT) of the well casing is conducted. For the integrity test, the bottom of the casing adjacent to or below the confining layer above the production zone is sealed with a plug, down-hole packer, or other suitable device. The top of the casing is then sealed in a similar manner or with a sealed cap, and a pressure gauge is installed to monitor the pressure inside the casing. The pressure in the sealed casing is then increased to 125 percent of the maximum operating wellhead casing pressure. A well is considered satisfactory if a pressure drop of less than 10 percent occurs over one hour. A second procedure that uses a 5 percent pressure drop over 30 minutes may also be used.

If, during the test, there are obvious leaks, or the pressure drops by more than 10 percent during the 60 minute period, or equivalent period, the seals and fittings will be reset and/or checked and another test is conducted. If the pressure drops less than 10 percent the well casing is considered to have demonstrated acceptable mechanical integrity and will be employed in its intended service.

In accordance with WDEQ and EPA requirements, MITs are repeated once every five (5) years for all wells used for injection of lixiviant, or injection of fluids for restoration operations.

If a well casing does not meet the MIT criteria, the well will be taken out of service and the casing will either be repaired or the well re-tested. If a repaired well passes the MIT, it will be employed in its intended service. If an acceptable test cannot be obtained after repairs, the well will be plugged and abandoned.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 34

          21.1.5 Leaching

The lixiviant for the in-situ uranium recovery process is a dilute carbonate/ bicarbonate aqueous solution that is fortified with an oxidizing agent. Additionally, during the injection of lixiviant, oxygen or hydrogen peroxide will be added to oxidize the uranium in the underground ore. The general chemistry and production process of ISR mining is described in Section 21.1.6. A small amount of chlorine or sodium hypochlorite, approximately 3 mg/l as chlorine, may be added to the injection solution to prevent bacterial plugging of the injection wells. Carbon dioxide is provided to lower the pH to an approximate neutral value. Additionally, the carbon dioxide dissolved in water will provide an additional source of the carbonate/ bicarbonate ions beneficial to the ISR process. Finally, sodium carbonate/ bicarbonate will be used to adjust the carbonate/ bicarbonate concentration, as required.

The barren solution that leaves the uranium ion exchange system will be refortified with the above-mentioned chemicals prior to the re-injection into the ore zone aquifer. The process continues until the uranium concentration in the recovered fluids become economically unfavorable.

          21.1.6 Production

The proposed uranium in-situ recovery (ISR) process has been successfully tested at the Ruth R & D project and at a commercial scale at other uranium ISR extraction properties in Wyoming including the nearby Christensen Ranch Mine. This process, involving the dissolution of the water soluble uranium compound from the mineralized host rock at neutral pH ranges, consists of two steps. First, the uranium is oxidized from the tetravalent to the hexavalent state with an oxidant such as oxygen or hydrogen peroxide. Second, a chemical compound such as a baking soda (NaHCO3) is used to complex the uranium in the solution, if needed. The uranium rich solution (typically 20 mg/l to 250 mg/l but may be higher or lower) is transferred from the production wells to the processing facility nearby for uranium concentration with ion exchange resin. Figure 12 provides a simplified process flow diagram for a central processing plant.

Injection well and recovery well flow rates and pressures are monitored in order that injection and recovery can be balanced for each pattern and the entire production area. Recovery flow rates are designed to be slightly greater than injection rates. This flow information is also needed for assessing operational conditions and mineral royalties. The volume of fluid for each recovery and injection well is determined by monitoring individual flow meters in each production area header house. Recovery well flow rates are adjusted as needed to maintain wellfield flow balance.

          21.1.7 Development Plan

To plan production, develop extraction schedules, establish baseline data, comply with monitoring requirements and complete restoration, the Nichols Ranch Unit is divided into two production areas. The Nichols Ranch Unit will contain the Nichols Ranch CPP and two production areas, NR-1 and NR-2. As the productivity or solution grade of some patterns for the NR-1 decrease below the economic limit, replacement patterns from NR-2 will be placed into operation in order to maintain the desired flow rate and solution grade to the processing plant. Eventually, all the patterns in NR-1 will reach their economic limit and all production flow in that area will cease. At that time, all production flow will be coming from NR-2, and restoration

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 35

activities will commence at NR-1. Figure 6 identifies the location of the two production areas for the Nichols Ranch Unit. A characteristic flow rate for each of the two Nichols Ranch Unit production areas will range from 1,000 to 3,500 gallons per minute (gpm).

The Hank Unit is expected to consist of the Hank Satellite Facility and two production areas, H-1 and H-2. The Hank Unit production areas will follow a similar developmental, production, and restoration schedule as outlined in the above paragraph for the Nichols Ranch Unit production areas. The two Hank Unit production areas are shown on Figure 7. A characteristic flow rate for each of the Hank Unit production areas will range from 1,000 to 2,500 gpm.

A Gantt chart showing Nichols Ranch Unit and Hank Unit production areas is shown in Figure 13. The chart shows the proposed plan for production, ground water restoration, and decommissioning of each production area. However, the plan is subject to change due to extraction schedules, variations with production area recoveries, production plant issues, economic conditions, etc. The exact annual extraction schedules will be updated in the Annual Report to the WDEQ. The proposed plan incorporates adequate water balance calculations so that the deep disposal well can process the proposed production and restoration efforts at any given time.

          21.1.8 Piping System

The pipelines transport the wellfield solutions to and from the ion exchange columns. The flow rates and pressures of the various individual lines will be monitored. Automatic valves and telemetric equipment will be installed for control of the flow and pressure. High density polyethylene (HDPE) piping will be used in the wellfield. The piping will be designed for operating pressure of 150 pounds per square inch, gauge (psig). However, the equipment will be operated at pressures less than or equal to the designed piping and other equipment ratings. If higher operating pressures are needed, the overall system will be evaluated and materials of construction with appropriate pressure ratings will be used.

The lines from the ion exchanges facilities, header houses, and individual well lines will be buried to prevent freezing and improve access. Other ISR sites in Wyoming have successfully buried pipelines to protect them from freezing.

          21.1.9 Header Houses

Header houses will be used to distribute lixiviant injection fluid to injection wells and collect rich lixiviant from recovery wells. Each header house will be connected to two trunk lines, one for receiving lixiviant from the processing plant and one for conveying rich lixiviant fluid to the processing plant. The header house includes manifolds, valves, flow meters, pressure meters, and booster pumps. In addition, header houses will include equipment for incorporation of oxygen into the injection lixiviant, if and when required.

Each header house will typically service a total of 35 to 40 wells (injection and recovery). Figures 6 and 7 illustrate the piping layout to and from the header houses for the Nichols Ranch Unit and Hank Unit, respectively. Figure 14 illustrates a typical piping design for the header house.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 36

     21.2   Processing

The proposed Nichols Ranch CPP will have four major solution circuits: the recovery/extraction circuit (Ion Exchange), the elution circuit, a yellowcake slurry production circuit and a lixiviant make-up circuit. The system is designed to recycle and reuse most of the solutions inside each circuit. A small bleed will be taken from each circuit to prevent buildup of undesirable ions. This bleed solution will be routed to the waste disposal well. In addition, the proposed processing plant will include a drying process that will follow slurry production and be the final on-site step in preparation of the yellowcake for shipment.

At the Nichols Ranch Unit processing facility, most of the process equipment will be housed in an approximate 150- by 250- foot metal building with eave heights less than 50 feet. The major process components are shown in Figure 8, with some of the bulk chemical storage tanks located outside of the process building. The major equipment inside the process building will be the ion exchange circuit, the lixiviant make-up circuit, the elution/precipitation circuit, the yellowcake drying circuit, and the bleed disposal circuit. During restoration, the water treatment system (reverse osmosis) for aquifer restoration will also be located in the process building.

An office building, now planned to be approximately 150- by 60- feet, will be located adjacent to the process building. The office will be very near to the process building to allow use of a centralized lunch room and restroom facilities. In addition to office spaces for professional staff; a central security monitoring room, computer server room and the on-site laboratory will be located in the office building.

The Hank Satellite Facility will consist of an ion exchange circuit, lixiviant make-up circuit and bleed disposal circuit. Most of the process equipment will be housed in an approximate 80- by 160- foot metal building with eave heights less than 40 feet. The process components are shown in Figure 9. During restoration, the water treatment system (reverse osmosis) for aquifer restoration will also be located in the process building.

Carbon dioxide will be added to the lixiviant as the fluid exits the Nichols Ranch CPP and Hank Satellite Facility and returns to the header houses. Oxygen will be added at the header house or well prior to injection.

          21.2.1 Rich Lixiviant Production Solutions (Wellfield Recovery)

The Nichols Ranch Unit will contain the Nichols Ranch CPP and two wellfield production areas, NR-1 and NR-2. Figure 6 shows the two production areas for the Nichols Ranch Unit. A characteristic flow rate for each of the two Nichols Ranch Unit production areas will range from 1,000 to 3,500 gpm.

The Hank Unit is expected to consist of the Hank Satellite Facility and two production areas, H-1 and H-2. The two Hank Unit production areas are shown on Figure 7. A characteristic flow rate for each of the Hank Unit production areas will range from 1,000 to 2,500 gpm.

As previously stated, the flowrate of the rich lixiviant recovered from the wellfields will be slightly larger than the flowrate of the barren solution injected into the ore zone. The method of recovering the uranium from the lixiviant was previously discussed in Sections 21.1.5 and 21.1.6.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 37

          21.2.2 Rich Lixiviant Handling

A surge pond will not be used at the Nichols Ranch or Hank Units for temporary storage of rich lixiviant. Rather, the rich lixiviant will be fed directly from the wellfields to the ion exchange columns. If consistent flow rates cannot be achieved then a surge tank or similar feature may be installed upstream of the ion exchange circuit. Consistent flow rates from the wellfields to the ion exchange columns will be controlled at the header houses by either manual adjustment of the recovery flow line valves or through the use of self-actuating flow valves and system automation. An automated system is anticipated at this time.

          21.2.3 Ion Exchange

The recovery/extraction circuit includes the flow of lixiviant from the wellfield to the sand filters and ion exchange columns and back to the wellfield. The uranium that is liberated underground is extracted in the ion exchange system of the process plant. A low-volume bleed is permanently removed from the lixiviant flow to create a “cone of depression” in the wellfield’s static water level and ensure that the lixiviant is contained by the inward movement of ground water within the designated production area. The bleed is disposed of by means of injection into Class I – Non Hazardous approved deep disposal wells. The volume of the concentrated bleed is approximately 0.5 to 1.5 percent of the circulating lixiviant flow for the Nichols Ranch Unit and 2.5 to 3.5 percent for the Hank Unit.

A strong base resin will be used for the ion exchange of either the uranyl-dicarbonate complex [UO2(CO3)2]2- (UDC) or the uranyl-tricarbonate complex [UO2(CO3)3]4- (UTC) in the process plant.

The barren lixiviant will be reconstituted to the proper bicarbonate strength, if needed, prior to wellfield injection. Sesqui-carbonate, soda ash, and/or carbon dioxide will be used, if needed, to maintain proper sodium bicarbonate strength. Carbon dioxide may also be used to adjust the pH to maintain a near-neutral solution.

          21.2.4 Elution Process

The resin is ready for elution when it is fully loaded with uranium. The elution process will reverse the loading reactions for the ion exchange resin and strips the uranium from the resin. The eluant will be an aqueous solution containing salt and sodium carbonate and/or sodium bicarbonate.

The elution circuit at the Nichols Ranch CPP will be designed to also accept uranium-loaded resin from other additional satellite operations. Based on current assumptions, satellite facilities can be distributed within a wide radius from the Nichols Ranch CPP and still be processed economically there. A DOT-approved trailer will be used to transport the resin to and from satellite facilities. The resin will be hydraulically removed from the trailer and screened to remove formation sand and other debris. Once screened, the resin will flow by gravity into a dedicated elution vessel where the resin will be contacted with eluant and stripped of uranium.

          21.2.5 Uranium Precipitation

Yellowcake will be produced from the rich eluates that are processed at the Nichols Ranch Unit. The eluate from the elution circuit will be de-carbonated by lowering the pH below 2 with acid.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 38

The yellowcake product will be precipitated with hydrogen peroxide and a base such as sodium hydroxide or anhydrous ammonia.

          21.2.6 Uranium Product Dewatering, Drying and Packaging

The precipitated yellowcake slurry will be transferred to a filter press where excess liquid will be removed. Following a fresh water wash step that will flush the dissolved chlorides, the resulting product cake will be transferred to the yellowcake dryer which further reduces the moisture content, yielding the final dried product.

The yellowcake drier will operate under a vacuum. The use of vacuum conditions lowers the temperature at which the yellowcake solids are dried (typically 165 F to 190 F). At these temperatures, water soluble uranium oxides and other compounds are not formed. In addition, the vacuum draws solids and water vapor toward the system’s interior and operates in a closed, zero-emission environment, preventing unwanted dust releases.

          21.2.7 Product Handling and Storage

The yellowcake drying and drumming facilities will be located at one end of the process building. Due to the height of the dust abatement equipment, the building’s eave height is approximately 40 feet at this end. A yellowcake storage area will be located adjacent to the yellowcake drying and packaging area. This will be an enclosed, heated area approximately 60 feet by 60 feet. By storing the drummed yellowcake within an enclosed area, employee safety will be improved (no snow or ice to work around) and the packaged product will be secured under locked conditions

          21.2.8 Reagents

Chemicals that could be located at the Nichols Ranch Unit include: hydrochloric acid, hydrogen peroxide, sodium chloride, sodium hydroxide, sodium hypochlorite, ammonia, oxygen, carbon dioxide, sodium carbonate and sodium bicarbonate. Chemicals that could be located at the Hank Unit include: oxygen, carbon dioxide, and sodium carbonate or sodium bicarbonate. During ground water restoration activities, hydrochloric acid may be located at the Hank Unit. The hydrochloric acid will be located in a secondary containment basin. Figures 8 and 9 show the storage locations of chemicals for the Nichols Ranch Unit and the Hank Unit, respectively.

The Nichols Ranch Unit and the Hank Unit will store chemicals that are both hazardous and non hazardous. The different types of chemicals will be stored, used and managed so as to ensure worker and environmental safety in accordance with standards developed by regulatory agencies. Any bulk hazardous materials that could impact the radiological safety of the facility will be isolated and stored in accordance with regulatory agency requirements. Chemicals that are considered non-hazardous and will not affect radiological safety can be stored inside the main buildings.

Standards for transporting, handling, storing, and managing hazardous chemicals have been developed by regulatory agencies. Of the chemicals to be used in Project processing, anhydrous ammonia is likely to be the most hazardous chemical with the greatest potential impact to chemical safety. Uranerz may use sodium hydroxide or ammonia. If ammonia is used, the ammonia system at the Nichols Ranch Unit will be reviewed and will follow accepted Environmental Protection Agency (EPA) regulations for on site quantities. To prevent

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 39

unintentional releases of hazardous chemicals and limit potential impacts to the public and environment, the Risk Management Program (RMP) regulations require facilities to comply with certain actions. The actions include accidental release modeling, documentation of safety information, hazard reviews, operating procedures, safety training and emergency response preparedness. Uranerz will comply with the RMP regulations if onsite quantities of anhydrous ammonia require such actions.

          21.2.9 Uranium Product Transport

Refined yellowcake produced from the Nichols Ranch CPP will be packaged in 55-gallon steel drums. Periodically, drummed yellowcake will be shipped via truck approximately 1,200 miles to the Honeywell Uranium Hexafloride processing facility in Metropolis, Illinois. The Honeywell conversion facility is the first manufacturing step in converting the yellowcake into reactor fuel. An average truck shipment contains approximately 40 drums, or up to 38,000 pounds (19 tons) of yellowcake. Based on the initially projected annual production rate ranging from 100,000 to over 600,000 pounds of yellowcake per year, approximately 3 to 16 shipments of 40 drums each would be required annually for the Project for a total of over 87 shipments expected during the life of the Project.

          21.2.10 Maintenance Equipment and Facilities

A second auxiliary building (maintenance building) will house the vehicle, electrical and rotating equipment maintenance area, as well as provide an area for additional office spaces for field and operating personnel. The first aid area may be located in the maintenance building.

          21.2.11 Liquid Disposal (Deep Disposal Well)

Typical ISR mining operations require a disposal well for limited quantities of fluids that cannot be returned to the production aquifers. Two deep disposal wells will be permitted, one for the Nichols Ranch Unit and one for the Hank Unit, for disposal of liquid waste. This CAPEX and OPEX estimates for this Assessment assume that two deep disposal wells will be completed and used for this Project. It is estimated that that the maximum volume of liquid wastes at the Project will be approximately 45 gpm during normal operations and 100 gpm additional flow during restoration. An application is currently in development and will be submitted to the WDEQ-WQD for the Class I Underground Injection and Control (UIC) permits in 2008.

          21.2.12 Solid Waste Disposal

Solid wastes will normally consist of spent resin, empty packaging, miscellaneous pipes and fittings, tank sediments, rags, clothing, etc. These materials will be classified as contaminated or non-contaminated based on their radiological characteristics.

Non-contaminated solid waste is waste which is not contaminated with radioactive material or which can be decontaminated and re-classified as non-contaminated waste. This type of waste may include trash, piping, valves, instrumentation, equipment and any other items which are not contaminated or which may be successfully decontaminated. Non-contaminated solid waste will be collected on the site in designated areas and disposed of in the nearest permitted sanitary landfill.

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It is estimated that the site will produce approximately 700 to 1,000 cubic yards of non-contaminated solid waste per year. This estimate is based on the waste generation rates of similar in-situ uranium recovery facilities.

Contaminated solid waste consists of solid waste contaminated with radioactive material and that cannot be decontaminated. This waste will be classified as 11.e (2) byproduct material. This byproduct material will consist of filters, personal protective equipment, spent resin, piping, etc. These materials will be temporarily stored on site and periodically transported for disposal. Uranerz will establish an agreement for disposal of this waste as 11.e (2) byproduct material in a licensed waste disposal site or licensed mill tailings facility.

It is estimated that the site will produce approximately 60 to 90 cubic yards of 11.e (2) byproduct material as waste per year. This estimate is based on the waste generation rates of similar in-situ uranium recovery facilities.

     21.3   Site Human Resources

The current manpower estimates for the Project (Nichols and Hank Units combined) during the operating phase assumes a total of 54 employees. A portion of those employees will work a typical 8 hours per day, 40 hours per week schedule. Another portion will work shift work, 24 hours per day, i.e. four crews with 2 shifts per day. The operations workforce will include the following: Wellfields (Nichols and Hank Units combined)

Wellfield Superintendent	1
Data Entry Clerk	1
Secretary	1
Truck Driver	1
Wellfield Operations Technician	16
Wellfield Maintenance	5
Environmental Support	4
Total	29

Process Plants (Nichols and Hank Units combined)

Site Manager	1
Plant Superintendent	1
Plant Operator	12
Radiation Safety Officer	1
Chemist	1
Lab Technician	1
Drying packaging operators	2
Misc Labor	2
Maintenance	2
Electrician	2
Total	25

During the initial construction of the wellfields and processing plants, it is assumed that approximately 10 personnel will be required to provide oversight of the work.

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     21.4   Taxes, Rents and Royalties

The current Wyoming severance tax for uranium after the wellhead deduction is approximately 2 percent of gross sales. In addition, the ad valorum (gross products) tax varies but is anticipated to average 6.5 percent. At the federal level, profit from mining ventures is taxable at corporate income tax rates. For mineral properties, depletion tax credits are available on a cost or percentage basis, whichever is greater. For uranium, the depletion tax credit is 22 percent (IRS Pub. 535).

There is an overriding royalty interest in favor of Excalibur Industries on all federal unpatented lode mining claims that were acquired by Uranerz from Excalibur Industries. All unpatented lode mining claims located at the Hank Unit and many of the claims at the Nichols Ranch Unit have an associated gross royalty payable to Excalibur Industries of 6 percent when the spot price of uranium is less than $45.00 per pound and 8 percent if the uranium spot price is $45.00 per pound or higher. In addition, there is a portion of the Nichols Ranch Unit that includes private (fee) mineral that is subject to the above Excalibur Industries royalty, plus an additional royalty payable to the fee mineral owner under the fee leases (equaling a 12 percent and 16 percent royalty in aggregate, depending on whether the spot price of uranium is below or above $45.00 per pound).

Applicable land holding fees include BLM annual payments and surface damage fees and total $12,300 annually.

These taxes, rents, and royalties have been included in the Project costs and economic analysis presented in this Assessment with the exception of corporate income taxes.

     21.5   Development Costs and Capital Cost Estimation (CAPEX)

The following sections provide a summary of the quantities and assumptions used to prepare the development costs for both the Nichols Ranch Unit wellfield and Nichols Ranch CPP and the Hank Unit wellfield and Hank Satellite Facility. Table 21-1 provides a summary of the Development costs. Development costs include capital expenditures (CAPEX) anticipated at the outset of the Project along with capital spent to bring additional well fields on-line later in the Project, and treated as an operating expenditure (OPEX).

The predicted level of accuracy of the development cost/CAPEX estimate is +/- 20 percent. The budget prices for the major items identified in this Assessment have been sourced in the United States.

Estimated pre-production costs have been included in the CAPEX estimate. Pre-production costs include land holding fees, land exploration, engineering, field equipment, permit applications, home office overhead and support, insurance and miscellaneous capital acquisitions. The pre-production costs are included in the Cash Flow Summary presented in Table 3-1.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 42

TABLE 21-1
Nichols Ranch ISR Project Preliminary Assessment
Development Cost Summary

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 43

The Assessment has taken the processing plant design to the stage of process flow diagrams, water balance, chemical consumption estimates, tank sizes, and specific processing circuit components (i.e., type of filter press, dryer, air scrubber, etc.). Line sizing, material types, pumps, valves and some instrumentation have been identified and priced. In addition, the wellfield design used for this Assessment is approximately 80 percent complete including the pipeline length, material and sizing; trenching requirements; header house design; well depths; and well details and components. This level of design allows a high degree of confidence in the general pricing although some assumptions have been required due to the degree of current design completeness.

For mechanical equipment, vendor pricing has been obtained. Material takeoffs and contractor/vendor prices have been used to estimate piping, well installation equipment, header houses, process equipment, structural, earthwork, electrical and other costs.

To facilitate the development of CAPEX costs, Uranerz provided:

  Mechanical equipment requirements,

  Building layouts,

  Chemical types,

  Well details and depths, and

  Wellfield layout (injection, recovery and monitoring wells)

The CAPEX cost estimate is built up through a series of detailed estimating spreadsheets as follows:

  Injection, recovery and monitoring well estimating sheets,

  Header house estimating sheets,

  Wellfield piping, electrical cable and trenching estimating sheets,

  Mechanical equipment list,

  Vendor estimates for mechanical equipment and structures, and

  Miscellaneous capital equipment (i.e., light vehicles, support and maintenance vehicles).

These costs are summarized in Tables 3-1, and 21-1.

          21.5.1 Wellfields

           21.5.2 Nichols Ranch Unit

The Nichols Ranch Unit wellfield is divided into two production areas, NR-1 and NR-2. Each production area consists of a number of injection wells, recovery wells, monitoring wells, header houses and associated piping and power supply. See Figure 6 for locations of the various wellfield components.

Costs were estimated based on quantity takeoffs and vendor pricing for pipe, well casing, pumps, power cable, valves, meters, etc. Installation costs were estimated from vendor/contractor quotes and labor and equipment rate and production estimates.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 44

NR-1 includes:

259 injection wells;
223 recovery wells;
17 vertical excursion monitoring wells;
33 horizontal excursion monitoring wells; and
12 header houses.

The average depth of the injection and recovery wells is 570 feet for the A-1 sand and 540 feet for the A-2 sand. The average depth of the vertical excursion monitoring wells and horizontal excursion monitoring wells is 585 feet. In addition, there are 117,412 lineal feet of one-inch HDPE injection and recovery feeder lines, 21,179 lineal feet of eight-inch HDPE trunk lines and 128,002 lineal feet of buried power lines.

NR-2 includes:

227 injection wells;
195 recovery wells;
16 vertical excursion monitoring wells;
29 horizontal excursion monitoring wells; and
11 header houses.

The average depth of the injection and recovery wells is 570 feet for the A-1 sand and 540 feet for the A-2 sand. The average depth of the vertical excursion monitoring wells and horizontal excursion monitoring wells is 585 feet. In addition, there are 105,825 lineal feet of one-inch HDPE injection and recovery feeder lines, 14,449 lineal feet eight-inch HDPE trunk lines and 113,050 lineal feet of buried power lines.

          21.5.2.1        Hank Unit

The Hank Unit wellfield is divided into two production areas, H-1 and H-2. Each production area consists of a number of injection wells, recovery wells, monitoring wells, header houses and associated piping and power supply. See Figure 7 for locations of the various wellfield components.

Costs were estimated based on quantity takeoffs and vendor pricing for pipe, well casing, pumps, power cable, valves, meters, etc. Installation costs were determined from vendor/contractor quotes, labor and equipment rates and production estimates.

H-1 includes:

232 injection wells;
186 recovery wells;
11 vertical excursion monitoring wells;
28 horizontal excursion monitoring wells; and
11 header houses.

The average depth of the injection and recovery wells is 390 feet. The average depth of the vertical excursion monitoring wells and horizontal excursion monitoring wells is 390 feet. In addition, there are 94,197 lineal feet of one-inch HDPE injection and recovery feeder lines, 27,764 lineal feet eight-inch HDPE trunk lines and 108,079 lineal feet of buried power lines.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 45

H-2 includes:

170 injection wells;
132 recovery wells;
12 vertical excursion monitoring wells;
29 horizontal excursion monitoring wells; and
8 header houses.

The average depth of the injection and recovery wells is 390 feet. The average depth of the vertical excursion monitoring wells and horizontal excursion monitoring wells is 390 feet. In addition, there are 80,034 lineal feet of one inch HDPE injection and recovery feeder lines, 14,688 lineal feet of eight inch HDPE trunk lines and 87,378 lineal feet of buried power lines.

          21.5.2.2        Mechanical Integrity Testing (MIT)

After an injection or recovery well has been completed, and before it is made operational, a Mechanical Integrity Test (MIT) of the well casing will be conducted. If a well casing does not meet the MIT criteria, the well will be taken out of service and the casing may be repaired and the well re-tested or abandoned. MIT testing was described in detail in Section 21.1.4. Additionally, based on operator experience, it has been assumed that 0.5 percent of all production wells will not pass the MIT and will require abandonment and re-drilling and construction of a replacement well.

          21.5.3 Processing Plants

          21.5.3.1        Nichols Ranch Unit

The central processing facility for the Project is anticipated to be located at the Nichols Ranch Unit. Most of the process equipment will be housed in an approximate 150 by 250 foot (30,000 square feet) metal building with eave heights less than 50 feet. Installation costs were assumed at 20 percent of CAPEX.

An office/laboratory building, now planned to be approximately 150 feet by 60 feet (9,000 square feet), will be located adjacent to the process building.

A second auxiliary building (maintenance building) approximately 80 feet by 100 feet (8,000 square feet) will house the vehicle, electrical and rotating equipment maintenance area, as well as provide an area for additional office spaces for field and operating personnel.

          21.5.3.2        Hank Unit

Most of the satellite ion exchange process equipment will be housed in an approximate 80 feet x 160 feet (4,800 square feet) metal building with eave heights less than 40 feet. Installation costs were assumed at 20 percent of CAPEX.

A second auxiliary building (maintenance building) approximately 100 feet by 100 feet will house the vehicle, electrical and rotating equipment maintenance area, as well as provide an area for additional office spaces for field and operating personnel.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 46

          21.5.4 Process Plant Piping

Piping will be required between the various processing units and bulk storage tanks. Final designs for the Nichols Ranch CPP and Hank Satellite Facility have not been completed and as such the final diameter and material types for the piping have not been determined. The cost estimate for this item was developed based on measuring the distance between the various processing components and assuming the pipe material would be HDPE with various diameters.

          21.5.5 Earthwork and Topsoil Management

Earthwork that will be required for the Project will include site grading for the Nichols Ranch CPP and the Hank Satellite Facility. Minor grading is expected for access roads from the current secondary access roads in the area. Injection and recovery pipelines will be buried below the existing ground surface and each header house will have a five foot deep excavation below the structure.

Topsoil will be salvaged from any building sites, permanent storage areas, main access roads, and chemical storage areas prior to construction in accordance with Wyoming Department of Environmental Quality – Land Quality Division (WDEQ-LQD) requirements. To accomplish this, typical earth moving equipment such as rubber tired scrapers and front end loaders will be utilized. Topsoil salvage operations for the wellfield will be limited to the removal of topsoil at header house locations. All together, an estimated 100 acres of topsoil will be salvaged, stockpiled, and reapplied during the life of the Project.

Topsoil that is salvaged during construction activities will be stored in designated topsoil stockpiles. These stockpiles will be located so as to minimize topsoil losses from wind erosion. Topsoil stockpiles will also not be located in any drainage channels or other locations that could lead to a loss of material. Berms will be constructed around the base of the stockpiles along with the seeding of the stockpiles with a mixture of Western Wheatgrass and Thickspike Wheatgrass at a seeding rate of 7 pounds pure live seed per acre per wheatgrass species to reduce the risk of sediment runoff.

During excavations of mud pits associated with well construction, exploration drilling, and delineation drilling activities, topsoil is separated from the subsoil with a backhoe. The topsoil is first removed and then placed at a separate location. The subsoil is then removed and deposited next to the mud pit. When the use of the mud pit is complete (usually within 30 days of initial excavation), the subsoil is then re-deposited in the mud pit followed by the replacing of the topsoil. Pipeline ditch construction will follow a similar path with the topsoil stored separately from the subsoil with the topsoil deposited on the subsoil after the pipeline ditch has been backfilled. These methods of topsoil salvaging have proven to be adequate as demonstrated by the successful revegetation and reclamation at prior and existing ISR operations.

          21.5.6 Concrete

Concrete will be used for foundations below all structures and flatwork within the Nichols Ranch CPP and Hank Satellite Facility. Thickened slabs/isolated tank foundations may be used to support some processing equipment. Each processing circuit will also be contained by curbing in the concrete floor slab with drainage to a sump for spill containment and recovery. All chemical storage tanks will include containment and recovery systems built into the concrete floor slab. Concrete work is included in the building costs.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 47

          21.5.7 Structural Steelwork

Structural steelwork includes the frame and skins for the Nichols Ranch CPP, maintenance building, office/laboratory building and chemical storage building and the Hank Satellite Facility and maintenance building. Estimates have been prepared from preliminary vendor designs and pricing.

          21.5.8 Electrical and Instrumentation

Overhead electrical is located approximately one mile from the Nichols Ranch Unit maintenance building and approximately one half mile from the Hank Unit maintenance building. Power drops will be made to the maintenance building at each unit and then distributed to the processing plants, offices, wellfields, etc. Power consumption and distribution quantities and costs are included in the cost estimates for the various Project components.

Wellfield and process instrumentation designs had not been completed at the time this Assessment was prepared. As such, instrumentation has not been specified. For the CAPEX cost estimate the following instrumentation was assumed and costs developed: Wellfields -

  Pressure gages for injection and recovery feeder lines;
  Flow meters for injection and recovery feeder lines;
  Self actuating valves; and
  Oxygen rotameters.

Processing plants –

  Liquid level indicators;
  Automatic shut off valves;
  Temperature controls; and
  Automated chemical feed controls.

          21.5.9 Infrastructure and Facilities

          21.5.9.1        Sanitary sewer

A septic system will be used for both the Nichols Ranch and Hank Units. The system will be for treatment/disposal of sanitary waste from the office and maintenance buildings. All other wastewater generated from within the processing plants will be disposed of via the deep disposal well.

          21.5.9.2        Fresh Water Well

Each unit will require fresh water for drinking and showers and other domestic uses as well as for plant wash down and yellowcake wash. One fresh water well will be installed at each unit. The well depths are anticipated to be approximately 300 feet and located near the processing plants. Each well will include a three horsepower pump.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 48

          21.5.9.3        Roadwork and Site Drainage

There are four types of roads that will be used for access to the Nichol Ranch ISR Project Area. They include primary access roads, secondary access roads, temporary wellfield access roads, and well access roads. Access to the Project is via Wyoming State Highway 50 to Van Buggenum Road to T-Chair Livestock Ranch roads. Figure 2 shows the major access roads to the Nichols Ranch Unit and the Hank Unit. Figure 2 also depicts the access roads to the ISR project area from Highway US 50, and shows the road that will be used to truck the resin from the Hank Unit to the Nichols Ranch Unit and back. There is also a new alternative route from Highway 387 through the T-Chair Livestock Roads which gives access to the southern end of the Nichols Ranch Unit. The road was constructed for CBM activities. This new road is shown on Figure 5.

Primary access roads will be used for routine access to the main processing facility at the Nichols Ranch Unit, the Hank Satellite Facility and the transfer road between the Nichols Ranch CPP and the Hank Satellite Facility. The major portions of the roads are existing roads, and in some cases have recently been improved because of CBM activity in the same areas. Uranerz will need to add less than 1,000 feet from the T-Chair Livestock Ranch road into the Nichols Ranch CPP and less than 750 feet of primary access road from the T-Chair Livestock Ranch road into the Hank Unit facility.

It is not anticipated there will be any stream crossings in the design or construction of the road additions to the Nichols Ranch Unit or to the Hank Unit. Therefore no costs for crossings or culverts are included. Minimal access road construction is anticipated. Approximately 1,750 feet of 60 foot wide, gravel surfaced road will be constructed. Snow removal and periodic surface maintenance will be required.

The secondary access roads will be used at the Nichols Ranch Unit and at the Hank Unit to provide access to the wellfield header houses. The secondary access roads will be constructed with limited cut and fill construction and may be surfaced with small sized aggregate or other appropriate material.

The temporary wellfield access roads are for access to drilling sites, wellfield development, or ancillary areas assisting in wellfield development. Uranerz will use when possible existing two track trails or designate two track trails where the land surface is not typically modified to accommodate the road. The temporary wellfield access roads will be used at both the Nichols Ranch Unit and at the Hank Unit.

          21.5.9.4        Power

Power needs and considerations are discussed in paragraph 21.5.8 above.

          21.5.9.5        Communications

Primary communications will be by local cellular telephone service. An estimate was made based on cellular phone for all site personnel. In addition, both plant and wellfield personnel will be equipped with hand held radios for on-site communications.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 49

          21.5.9.6        Laboratory equipment

Laboratory equipment will consist of ICP for uranium and metals analyses, an auto-titrator for alkalinity and chloride measurements and specific conductance meter. In addition the laboratory will require fume hoods and safety equipment.

          21.5.9.7        Deep Disposal Well

One deep disposal well will be constructed at each unit. Each well will be on the order of 10,000 feet deep. As required by appropriate WDEQ permits, the disposal wells will be completed in approved formations.

          21.5.9.8        Vehicles

A total of four light duty trucks will be purchased and used on site for transportation to and from the wellfields and between the two ISR units. One 20 ton, modified tractor trailer will be acquired for use in transporting resin from the Hank Unit to the Nichols Ranch CPP. Other vehicles that will be purchased include:

Pump hoist	1
Pick-up trucks	4
Coil Tubing Units	1
Water Nurse Trailers	2
Logging Truck	0
PFN Logging Truck	0
Water Trucks	1
Truck Trailer	2
Portable Air Compressor	2

          21.5.9.9        Change rooms

Male and female change rooms will be located at the Nichols Ranch CPP and the Hank Satellite Facility. The change rooms will include showers, sinks, boot wash stations, toilets, lockers and laundry.

          21.5.10 EPCM and Expenses

Engineering, procurement and construction management (EPCM) services will be performed partially with in house staff and partially with contractors or completely with contracted services. The CAPEX estimate assumes an EPCM staff of six, working primarily on the processing plant construction. The period for EPCM services is one year (52 weeks) at a cost of $1,000 per day per individual.

          21.5.11 Contingency

A five percent contingency has been added to all CAPEX costs.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 50

          21.5.12 Uranerz’s Costs

Uranerz will provide overall project management services for the wellfield and processing plant construction. It is anticipated that this will entail three senior managers in the disciplines of Production, Environment and Permitting, and Geology (drilling and Wellfield construction) plus an additional seven personnel for miscellaneous support and oversight. Additional project costs include working capital for salaries, capital procurement, general administrative, and overhead. These costs are included in the CAPEX labor estimate.

     21.6    Operating Cost Estimation (OPEX)

          21.6.1 OPEX Allocation and Methodology

The operating costs (OPEX) have been developed by evaluating each process unit operation followed by services (power, water, air, waste disposal), infrastructure (offices, change rooms shop), salary and burden and environmental control (heat, air conditioning, monitoring). The basis for the OPEX estimate is the development plan based on the wellfield deliverables, process flowsheets, preliminary process design, materials balance and project manpower schedule. The Annual OPEX Summary is provided in Table 21-2.

The predicted level of accuracy of the OPEX estimate is +/- 20 percent. The budget prices for the major items identified in this Assessment have been sourced in the United States.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 51

TABLE 21-2
Nichols Ranch ISR Project Preliminary Assessment
Annual Operating Cost (OPEX) Summary

Life of Mine Operation Costs	Year 1 (Q42010)	Year 2 (2011)	Year 3 (2012)	Year 4 (2013)	Year 5 (2014)	Year 6 (2015)	Year 7 (2016)	Year 8 (2017)	Year 9 (2018)	Year 10 (2019)	Year 11 (2020)	Total	Cost per LB
Description													3,266,000
Salaries and Wages (Plant) (1)	$572,075	$2,288,300	$2,288,300	$2,173,885	$1,830,640	$1,601,810	$0	$0	$0	$0	$0	$10,755,010	$3
Salaries and Wages (wellfield) (1)	$364,000	$1,456,000	$1,456,000	$1,383,200	$1,164,800	$1,019,200	$0	$0	$0	$0	$0	$6,843,200	$2
Wellfield Operating Costs (excludes closure related) (1)	$69,944	$480,146	$545,620	$545,620	$480,146	$245,529	$0	$0	$0	$0	$0	$2,367,005	$1
Additional Wellfield Capital (2)	$0	$4,184,782	$9,291,801	$6,158,452	$0	$0	$0	$0	$0	$0	$0	$19,635,035	$6
Processing Plant Operating Costs (excludes closure related) (1)	$673,738	$2,371,557	$2,694,951	$2,694,951	$2,371,557	$1,212,728	$0	$0	$0	$0	$0	$12,019,481	$4
Additional Plant Capital (2)	$0	$0	$756,000	$0	$0	$0	$0	$0	$0	$0	$0	$756,000	$0
Power Costs (excludes closure related) (1)	$198,738	$699,556	$794,950	$794,950	$699,556	$357,728	$0	$0	$0	$0	$0	$3,545,477	$1
Product Shipping Costs	$14,400	$76,800	$100,800	$100,800	$76,800	$48,000	$0	$0	$0	$0	$0	$417,600	$0
Insurance & Bonding	$220,293	$237,494	$238,619	$251,612	$260,122	$253,921	$248,153	$139,943	$124,854	$111,074	$105,973	$2,192,058	$1
Salaries and Wages (Closure)	$0	$0	$0	$374,430	$748,860	$1,123,290	$1,123,290	$748,860	$748,860	$374,430	$374,430	$5,616,450	$2
Closure Costs - less wages	$0	$0	$0	$515,862	$1,031,725	$4,218,464	$1,547,587	$1,922,017	$1,031,725	$1,406,155	$515,862	$12,189,395	$4
Home Office Support and Allocated Overhead	$175,000	$175,000	$175,000	$175,000	$175,000	$175,000	$175,000	$75,000	$75,000	$50,000	$50,000	$1,475,000	$0
TOTAL	$2,288,187	$11,969,635	$18,342,041	$15,168,763	$8,839,205	$10,255,669	$3,094,030	$2,885,819	$1,980,439	$1,941,658	$1,046,265	$77,811,711	$24

Notes:	1. These Costs Vary with Production Level (i.e. Production @ 80% capacity, costs at 80% of Full Production Level)
2. Additional development costs are included in Years 2, 3 and 4.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 52

          21.6.2 Salaries and Wages

The anticipated staffing requirements were previously summarized in Section 21.3 and include a total staff of 54 people. The manpower estimate does not include home office staff. The salaries and labor burden are based on typical wages for this type of work in Wyoming and burdens that include workers compensation, vacation, holidays, taxes, health insurance and retirement account costs.

          21.6.3 Consultants

The use of consultants during operations is anticipated to be minimal. Potential services that could be required include data management, compliance issues (i.e., lixiviant excursions detected in monitoring wells), processing plant and/or wellfield optimization and public relations.

          21.6.4 Office, Site and Administrative Costs

Administrative costs for the site office include office consumables, rent, travel and entertainment, regulatory agency interaction, interest expense, postage, communications, office equipment repairs and training. Salaries and capital purchases are included in other categories as described herein.

          21.6.5 Insurance

Insurance in addition to that required for staffing (i.e., health, workers compensation, unemployment) will be required. This Assessment assumes insurance requirements including general liability, automobile and structural (fire and weather damage).

          21.6.6 Taxes, Leases, Fees and Royalties

Various taxes, leases, maintenance, land impact and access fees are required and included in the OPEX cost estimates and financial evaluation of this Assessment. These items were described in detail in Section 21.4.

          21.6.7 Wellfield Operating Costs

Non-labor wellfield operating costs include recovery well pump servicing, repair and replacement; pipeline repair; power; well rehabilitation, mechanical integrity tests (MIT), header house maintenance, fence repair and well access maintenance.

          21.6.8 Treatment Plant Reagents

The initial chemical reagent loading of the system is included as CAPEX. Chemical consumption for both the Nichols Ranch CPP and Hank Satellite Facility has been estimated based on the proposed process design.

          21.6.9 Treatment Plant Maintenance

Maintenance and repairs to the Nichols Ranch CPP and Hank Satellite Facility have been estimated at 15 percent of CAPEX costs for each plant.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 53

          21.6.10 Plant Power

Power costs for the wellfields are included in the wellfield operations costs described above. The estimated annual power costs for the Nichols Ranch CPP, Hank Satellite Facility and appurtenant buildings is based on estimated power consumption for lights, pumps, filter press, dryer, heating, air conditioning and hot water and basic service and demand charges from the local electrical utility.

          21.6.11 Access Road Maintenance

Since primary access roads near the project have been constructed by other operators in the area (CBM producers), Uranerz will share costs for access to include road maintenance and snow plowing. This service will be contracted to a local provider. Road grading is anticipated to be needed monthly and snow plowing weekly for six months per year.

          21.6.12 Product Freight

Uranium product will be shipped via truck 1,200 miles to the Honeywell Uranium Hexafloride processing facility in Metropolis, Illinois. An average truck shipment contains approximately 40 drums, or up to 19 tons of yellowcake. Based on the initially projected annual production rate of 100,000 to over 600,000 pounds of yellowcake per year, approximately 3 to 16 shipments of 40 drums each would be required annually for the Project.

          21.6.13 Waste Disposal

It is estimated that the site will produce approximately 700 to 1,000 cubic yards of non-contaminated solid waste per year. This estimate is based on the waste generation rates of similar uranium ISR facilities. Non-contaminated solid waste will be collected on the site in designated areas and disposed of in the nearest permitted sanitary landfill.

Contaminated solid waste consists of solid waste contaminated with radioactive material and that cannot be decontaminated. This byproduct material will consist of filters, personal protective equipment, spent resin, piping, etc. These materials will be temporarily stored on site and periodically transported for disposal. Uranerz will establish an agreement for disposal of this waste as 11.e (2) byproduct material in a licensed waste disposal site or licensed mill tailings facility.

It is estimated that the site will produce approximately 60 to 90 cubic yards of 11.e (2) byproduct material as waste per year. This estimate is based on the waste generation rates of similar ISR uranium recovery facilities. Minor amounts of radioactive material could also be entrained in plant wash water. This will be disposed of in the deep disposal well.

     21.7    Closure Cost

          21.7.1 Well Abandonment/Aquifer Restoration

After economic recovery in each production area is completed, aquifer restoration will begin as soon as practical. If a completed production area is near a unit that is currently being mined, a portion of the completed production area’s restoration may be delayed to limit interference with the current production area. The exact production area size and location may change based on

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 54

the final delineation results of the ore zone and the actual production performance of the particular ore zone. Figure 13 provides the anticipated schedule for aquifer restoration.

Following completion of successful restoration activities, the pumps and packer assemblies, where present, will be removed from recovery wells and injection wells. Each well will then be abandoned with cement or bentonite and grouted in accordance with WDEQ-LQD requirements. Monitor wells will also be abandoned following verification of successful aquifer restoration.

          21.7.2 Demolition and Removal of Infrastructure

Simultaneous with well abandonment operations, the trunk and feeder pipelines will be removed, tested for radiological contamination, segregated as either radiological waste or non-radiological solid waste, chipped and transported to appropriate disposal facilities. The well houses will be disconnected from their foundations and salvaged as re-useable structures. The plant, processing equipment, office, laboratory and maintenance buildings will be demolished, tested for radiological properties, segregated and either scrapped or disposed of in appropriate disposal facilities based on their radiological properties.

          21.7.3 Site Grading and Revegetation

Following the removal of wellfield and plant infrastructure, site roads will be removed and the site will be regraded to approximate pre-development contours and the stockpiled topsoil placed over disturbed areas. The disturbed areas will then be seeded.

          21.7.4 Closure Costs

Restoration and closure costs are summarized in Table 21-2 - Annual OPEX Summary. The costs are based on 2008 dollars. Closure cost disposal volumes are based upon the Nichols Ranch CPP and Hank Satellite Facility equipment, facilities, etc. identified for the CAPEX estimates in this Assessment. Unit costs for closure are based on TREC data and historical costs for similar work.

     21.8    Mine Life

Uranerz has estimated the mine life based on the two units. Figure 13 provides the operating and production schedule for the Project. It is estimated that the production life for the Nichols Ranch Unit will be 3.7 years (both production areas) and 3.7 years for the Hank Unit (both production areas). After start-up at each unit, production will be occurring simultaneously at each unit (see Figure 13) and as such production will occur over a period of 21 quarters. Restoration and reclamation will also be implemented concurrently with production and will continue beyond the production period. The total estimated operation schedule is therefore approximately 11 years.

     21.9    Economic Analysis

A projected cash flow statement has been developed and is provided as the same presented in Table 3-1. The statement is based upon constant 2008 dollars and excludes any provision for income taxes. Using a uranium sale price of US$64 per pound (the U3O8 weekly three year trailing average spot price from April 25, 2005 to April 25, 2008, Bloomberg, 2008), the Nichols Ranch ISR Project with the single Hank Satellite Unit has a Net Present Value (NPV) of US$35.9 million and an Internal Rate of Return (IRR) of 56 percent. If a price per pound of

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 55

US$85.00 is utilized in the model (the non-weighted average long term price for uranium for June/July 2008), the NPV increases to US$72.6 million with an IRR of 95 percent.

Uranium recovery is assumed at 73 percent along with an average solution grade of 65 ppm. The projected uranium sales for the cash flow analysis is based on production estimates derived using (a) “Indicated” mineral resources of 2,238,257 pounds of uranium equivalent at the Nichols Ranch Unit, as set out in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc., 2007) and (b) “Measured + Indicated” mineral resources of 2,236,050 pounds of uranium equivalent at the Hank Unit, as set out in the Hank Mineral Resource Report (TREC, 2008). Based on these two current mineral resource estimates, the total estimated uranium production over the life of the Project is 3.266 million pounds at a 73 percent recovery rate.

The Project has initial capital costs of US$35.0 million (including pre-production costs of US$0.8 million) with a payback of approximately 1-2 years from the commencement of production (2010). The Project is estimated to generate a net cash flow before corporate income tax of US$60.4 million.

The production estimates and OPEX distribution used to develop the cash flow are based on the production and restoration schedule presented in Figure 13. Revenue, net of royalties and severance tax, are estimated to be US$53.00 per pound. Operating costs are US$24.00 per pound over the life of this project resulting in operating cash flow per pound of US$18.00.

The project start date is the start of pre-production expenditure in 2008. The NPV assumes cash flows take place in the middle of the periods. The NPV is calculated based on a discounted cash flow using an 8 percent discount rate. The start of production is in Q4 of Year 1 (2010) with a construction start in Q4 of year -1 (2009).

Since the discount rate reflects the future value of money, it typically has two components: an adjustment for inflation, and a risk-adjusted return on the use of the money. Since market forces typically incorporate inflation adjustments into investment returns and borrowing costs, often the discount rate is keyed to a standard reference rate. The current 30-year Treasury bond rate, 4.67 percent, can be used in selecting a discount rate as it is a conservative figure, is risk-free, and it is the discount rate typically used by banks for economic analysis of loan programs.

The discount rate used by companies can and should vary from this figure to consider the investment and borrowing rates. Therefore, an 8 percent discount rate has been selected for the analysis of this Project.

The NPV sensitivity for three discount rates has been calculated using a sale price of US $64.00 per pound and is presented again here in Table 3-1.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 56

TABLE 3-1
Nichols Ranch ISR Project Preliminary Assessment
Cash Flow Statement ($US 000's)

Item	Year -2 (2008)	Year -1 (2009)	Year 1 (2010)	Year 2 (2011)	Year 3 (2012)	Year 4 (2013)	Year 5 (2014)	Year 6 (2015)	Year 7 (2016)	Year 8 (2017)	Year 9 (2018)	Year 10 (2019)	Year 11 (2020)	Total	$ per Pound
$ Per Pound			$64	$64	$64	$64	$64	$64
Production ('000 lbs)	0	0	100	600	800	800	600	366	0	0	0	0	0	3,266
Gross Sales	$0	$0	$6,400	$38,400	$51,200	$51,200	$38,400	$23,424	$0	$0	$0	$0	$0	$209,024	$64
less: royalty (8%)	$0	$0	$0	$1,317	$3,374	$4,096	$3,072	$1,874	$0	$0	$0	$0	$0	$13,733	$4
less: other royalty (16% of Section 7 pounds from NR1)	$0	$0	$1,024	$3,511	$1,444	$0	$0	$0	$0	$0	$0	$0	$0	$5,979	$2
less: Gross Products+Severence tax (8.5% of gross)	$0	$0	$457	$2,854	$3,942	$4,004	$3,003	$1,832	$0	$0	$0	$0	$0	$16,092	$5
Net Sales	$0	$0	$4,919	$30,719	$42,440	$43,100	$32,325	$19,718	$0	$0	$0	$0	$0	$173,221	$53
Pre-production Costs	-$349	-$449	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	-$797	$0
Capital expenditure (Table 21-1)	$0	-$1,027	-$33,205	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	-$34,232	-$10
Total Op Costs (Table 21-2)	$0	$0	-$2,288	-$11,970	-$18,342	-$15,169	-$8,839	-$10,256	-$3,094	-$2,886	-$1,980	-$1,942	-$1,046	-$77,812	-$24
CASH FLOW AFTER CAPEX AND OP COSTS	-$349	-$1,475	-$30,574	$18,749	$24,098	$27,931	$23,486	$9,463	-$3,094	-$2,886	-$1,980	-$1,942	-$1,046	$60,381	$18
FORECAST CASH BALANCE
Opening cash balance	$0	-$349	-$1,824	-$32,398	-$13,649	$10,449	$38,380	$61,866	$71,329	$68,235	$65,349	$63,368	$61,427
+Net Sales	$0	$0	$4,919	$30,719	$42,440	$43,100	$32,325	$19,718	$0	$0	$0	$0	$0
- Capital Expenditure & Pre-Prod	-$349	-$1,475	-$33,205	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
-Total Op Costs	$0	$0	-$2,288	-$11,970	-$18,342	-$15,169	-$8,839	-$10,256	-$3,094	-$2,886	-$1,980	-$1,942	-$1,046
Closing Cash Balance	-$349	-$1,824	-$32,398	-$13,649	$10,449	$38,380	$61,866	$71,329	$68,235	$65,349	$63,368	$61,427	$60,381

Notes:	1. Production revenues and expenses based on schedule presented in Figure 13.
2. All amounts in US $, constant commodity price of $64 per pound assumed over life of project.
3. CAPEX for plants and two wellfields is included in Year 1 (2010). Additional capital construction is included in OPEX costs in Years 2, 3 and 4.
4. All amounts are before corporate income tax.
5. Cash Flow is in 2008 dollars and does not include inflation.

IRR =      56% assuming no escalation and a commodity price of $64 per pound

Net Present Value Versus Discount Rate

Discount	NPV ($US
Rate (%)	000's)
5	$43,603
8	$35,851
10	$31,454

For comparison and assuming the same CAPEX and OPEX costs, a sales price of $85.00 dollars per pound of produced uranium (as U3O8)yields an IRR and NPV (at 8% discount rate) of 95% and $72,615,000, respectively. The $85.00 per pound sales price figure represents the non-weighted average Term Price for uranium for June/July 2008.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 57

The sensitivity of the Project to changes in the price of uranium, CAPEX and OPEX has been calculated from the cash flow statement and is presented below.

The Project is very sensitive to changes in the sales price of uranium. As illustrated in the figure below (NPV vs Sale Price), a US$1 change in the commodity price results in a US$1.75 million dollar change (IRR: approximately 1.8 percent) to the NPV at a discount rate of 8 percent.

The variation in NPV for three discount rates, using a commodity price of $85.00 per pound (the non-weighted average long term price for uranium for June/July 2008) has been calculated and is presented below to further illustrate the sensitivity of NPV to sales price.

Net Present Value Versus Discount Rate
Based on $85.00 per pound uranium commodity price

Discount Rate	NPV ($US
(%)	000's)
5	$86,672
8	$72,615
10	$64,642

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 58

The Project is slightly sensitive to changes in either CAPEX or OPEX as shown in the figure below (NPV vs CAPEX Variation and NPV vs OPEX Variation). A 5 percent variation in OPEX results in a US$2.4 million variation in NPV and a 5 percent variation in CAPEX results in a US$1.4 million variation to the NPV. This analysis is based on an 8 percent discount rate and constant US$64.00 per pound price for uranium.

          21.9.1 Capital and Operating Costs

CAPEX and OPEX were discussed in Sections 21.5 and 21.6. CAPEX costs are sensitive to wellfield costs – which may increase if well spacing needs to be reduced or additional injection/recovery wells are required to minimize flare. In addition, a shortage of drilling rigs and the increasing costs of well and piping materials (PVC, HDPE) may also lead to increased CAPEX costs. Operating costs are sensitive to labor costs due to possible labor shortages and the need to provide increased compensation packages to attract workers as a result of the current low unemployment in Wyoming and employee competition from other mining, and oil and gas industries.

          21.9.2 Taxation

The current Wyoming severance tax for uranium after the wellhead deduction is approximately 2 percent of gross sales. In addition, the ad valorum (gross products) tax varies but is expected to average approximately 6.5 percent and these taxes are included in the Cash Flow Statement. At the federal level, profit from mining ventures is taxable at corporate income tax rates. For

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 59

mineral properties, depletion tax credits are available on a cost or percentage basis, whichever is greater. For uranium, the depletion tax credit is 22 percent (IRS Pub. 535). Corporate taxes are not included in the analysis.

          21.9.3 Further Planned Satellite Facilities

Uranerz continues exploration and development work on additional properties located in the Powder River Basin. Once the Nichols Ranch CPP has been constructed, it will be available to receive uranium-loaded resin from the Hank Satellite Facility as well as additional satellite facilities that may be constructed on additional Uranerz properties. Uranerz also has an 81 percent controlling interest in over 82,000 acres of nearby Powder River Basin properties, the Arkose properties, that are currently being explored for uranium mineralization by Uranerz. Exploration results may warrant the development of additional satellite facilities on this property. Additional uranium processing of product from satellite units through the Nichols Ranch CPP could further improve the economics of the Project by eliminating future capital expenditures for more central processing facilities and maximizing output capacity of the Nichols Ranch CPP. If developed as planned, an additional two to six satellites will be put into production utilizing the Nichols Ranch processing facility, based on the current and historical resource numbers for the 100 percent owned Uranerz properties. There also remains the potential for additional satellite facilities at the Arkose properties.

As part of this Assessment, the potential economic performance of a typical satellite operation was evaluated. The assumptions for a typical satellite include average projected recoverable resources, typical royalty payments, calculated capital and operating costs similar to the Hank Unit’s wellfields and satellite plant, estimated typical satellite pre-production costs, and a toll processing fee. A cash flow analysis has been performed for this scenario and assumes 2.24 million pounds of uranium in the ground as an average resource quantity at any of the future potential satellite locations. Using a 73% recovery factor, the average projected recoverable uranium resources are 1.63million pounds (as U3O8) per typical satellite facility. The cash flow analysis also assumes an average 4 percent royalty. A tolling fee of $6.70 per pound is included in the cash flow analysis. The tolling fee accounts for the necessary processing steps that would be performed at the CPP following the ion exchange stage performed at the typical satellite facility. The CPP processing includes eluting, filtering, and drying to produce the yellowcake. In Section 21.9, Economic Analysis, the NPV and IRR calculations for the Nichols Ranch ISR Project includes the capital and operating cost analysis for the Nichols Ranch CPP and only the Hank Satellite Facility. For future planned satellite facilities, an economic analysis is shown using a model based on the assumptions of a typical satellite A typical satellite cash flow analysis is presented in Table 3-2. Projected development costs for a typical satellite facility are presented in Table 21-3, and projected operating costs for a typical satellite facility are presented in Table 21-4. Each additional potential satellite unit would have an approximate projected NPV of US$25.2 million and an IRR of 65 percent. The projected NPV increases to US$47.1 million and the projected IRR increases to 103 percent per satellite facility when the non-weighted average long term price for uranium for June/July 2008 of US $85.00 per pound is applied with all of the other factors in the economic analysis remaining the same. To illustrate the variation in NPV of a typical satellite facility for three discount rates, a range in commodity price from $64.00 per pound to $85.00 per pound, has been calculated and is

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 60

presented below. The $85.00 per pound sales price figure represents the non-weighted average long term price for uranium for June/July 2008.

Net Present Value Versus Discount Rate and Price
Typical Satellite Facility

Price/lb.	$64	$85
Discount
Rate (%)	NPV ($US 000's)
5	$29,066	$53,661
8	$25,207	$47,134
10	$22,909	$43,271

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 61

TABLE 3-2
Typical Satellite ISR Preliminary Assessment
Cash Flow Statement ($US 000's)

Item	Year -1	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Total	$ per Pound
$ Per Pound		$64	$64	$64	$64	$64
Production ('000 lbs)	0	200	360	360	360	352	0	0	0	0	0	1,632
Gross Sales ($/Lb x Production)	$0	$12,800	$23,040	$23,040	$23,040	$22,528	$0	$0	$0	$0	$0	$104,448	$64
$ Per Pound reduced by Toll ( less $6.70 Per Pound)		$57	$57	$57	$57	$57
Gross Sales ($/Lb less Toll x Production)	$0	$11,460	$20,628	$20,628	$20,628	$20,170	$0	$0	$0	$0	$0	$93,514	$57
less: royalty (4% of gross before toll)	$0	$512	$922	$922	$922	$901	$0	$0	$0	$0	$0	$4,178	$3
less: Gross Products+Severence tax (8.5% of gross)	$0	$931	$1,675	$1,675	$1,675	$1,638	$0	$0	$0	$0	$0	$7,594	$5
Net Sales	$0	$10,017	$18,031	$18,031	$18,031	$17,631	$0	$0	$0	$0	$0	$81,742	$50
Pre-production Costs	-$732	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	-$732	$0
Capital expenditure (Table 21-3)	-$9,926	-$5,345	$0	$0	$0	$0	$0	$0	$0	$0	$0	-$15,271	-$9
Total Op Costs (Table 21-4)	-$602	-$2,219	-$8,868	-$3,066	-$3,342	-$3,343	-$1,088	-$1,089	-$1,975	-$2,363	-$1,027	-$28,983	-$18
CASH FLOW AFTER CAPEX AND OP COSTS	-$11,259	$2,454	$9,164	$14,965	$14,689	$14,288	-$1,088	-$1,089	-$1,975	-$2,363	-$1,027	$36,757	$23
FORECAST CASH BALANCE
Opening cash balance	$0	-$11,259	-$8,806	$358	$15,323	$30,012	$44,299	$43,211	$42,123	$40,147	$37,784
+ Net Sales	$0	$10,017	$18,031	$18,031	$18,031	$17,631	$0	$0	$0	$0	$0
- Capital Expenditure & Pre-Prod	-$10,657	-$5,345	$0	$0	$0	$0	$0	$0	$0	$0	$0
-Total Op Costs	-$602	-$2,219	-$8,868	-$3,066	-$3,342	-$3,343	-$1,088	-$1,089	-$1,975	-$2,363	-$1,027
Closing Cash Balance	-$11,259	-$8,806	$358	$15,323	$30,012	$44,299	$43,211	$42,123	$40,147	$37,784	$36,757

Notes:	1. Production revenues based on schedule presented in Figure 13.
2. All amounts in US $, commodity price of $64/lb assumed over life of project.
3. CAPEX is spread over two years as wellfields are constructed. Additional capital construction is included in OPEX costs in Years 3 and 4.
4. All amounts are before corporate income tax.
5. Cash Flow is in 2008 dollars and does not include inflation.
6. The Toll Cost assumes that the Satellite resin will be processed at a Uranerz owned processing plant.

IRR =      65% assuming no escalation and a constant commodity price of $64 per pound

Net Present Value Versus Discount Rate

Discount	NPV ($US
Rate (%)	000's)
5	$29,066
8	$25,207
10	$22,909

For comparison and assuming the same CAPEX and OPEX costs, a sales price of $85.00 dollars per pound of produced uranium(as U3O8) yields an IRR and NPV (at 8% discount rate) of 103% and $47,134,000, respectively. The $85.00 per pound sales price figure represents the non-weighted average long term price for uranium for June/July 2008.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 62

TABLE 21-3
Typical Satellite ISR Preliminary Assessment
Development Cost Summary

Typical Satellite Plant Total

Item Description	Cost	Comments	Included in CAPEX	Included in OPEX
Multi-media Filter and Ion Exchange Circuit	$1,542,360	Includes piping, pumps, controls for system - 2500 gpm	$1,542,360
Tanks	$644,300		$644,300
Reverse Osmosis	$378,000	RO system, Purchase year 3	$378,000
Buildings, site infrastructure	$776,715	fencing, tools etc.	$776,715
Pumps & Piping	$422,240		$422,240
Typical Satellite Processing Plant Total	$3,763,615		$3,763,615

Typical Wellfield Total

Item Description	Cost	Comments	Included in CAPEX	Included in OPEX
Production Area 1 wellfield	$7,508,266	Includes injection, recovery &	$7,508,266	$0
Production Area 2 wellfield	$5,531,014	monitoring wells, piping, power	$0	$5,531,014
Other Misc. Capital Expenses	$601,126	power consumption, communication, generator, fencing, well field vehicles, water well, access road	$296,920	$304,206
Deep Disposal Well	$1,500,000	Cost from similar operation.	$1,500,000	$0
Personnel	$403,750	Assumes one year of 6 person crew.	$210,165	$193,585
Process & Instrumentation design and equipment	$250,000	Control equipment. High and low pressure flow alarms for automatic shut down of equipment.	$194,690	$55,310
Typical Satellite Well Field Total	$15,794,156		$9,710,040	$6,084,116

Typical Satellite Unit Subtotal	$19,557,771	Typical Satellite Dev Costs	$13,473,655	$6,084,116
		Engineering, Procurement and
		Construction Management	$780,000
		Contingency (5%)	$1,016,889
	Total Typical Satellite Development Cost		$15,270,544	$6,084,116

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 63

TABLE 21-4
Typical Satellite ISR Preliminary Assessment
Annual Operating Cost Summary

Life of Mine Operation Costs	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Total	Cost per LB
Description													1,632,000
Salaries and Wages (Plant) (1)	$261,625	$837,200	$1,046,500	$941,850	$837,200	$837,200	$0	$0	$0	$0	$0	$4,761,575	$3
Salaries and Wages (Wellfield) (1)	$157,500	$504,000	$630,000	$567,000	$504,000	$504,000	$0	$0	$0	$0	$0	$2,866,500	$2
Wellfield Costs(excludes closure related) (1)	$0	$199,385	$265,846	$265,846	$265,846	$265,846	$0	$0	$0	$0	$0	$1,262,770	$1
Additional Wellfield Capital (2)	$0	$0	$6,084,116	$0	$0	$0	$0	$0	$0	$0	$0	$6,084,116	$4
Treatment Plant Costs (excludes closure related) (1)	$0	$230,533	$307,377	$307,377	$307,377	$307,377	$0	$0	$0	$0	$0	$1,460,041	$1
Power Costs (excludes closure related) (1)	$0	$241,383	$321,844	$321,844	$321,844	$321,844	$0	$0	$0	$0	$0	$1,528,760	$1
Resin Transportation	$0	$14,850	$19,800	$19,800	$19,800	$19,800	$0	$0	$0	$0	$0	$94,050	$0
Insurance & Bonding	$107,939	$116,784	$117,288	$125,009	$125,760	$126,533	$127,329	$128,148	$128,993	$119,175	$111,627	$1,334,585	$1
Salaries and Wages (Closure)	$0	$0	$0	$167,650	$335,300	$335,300	$335,300	$335,300	$335,300	$335,300	$167,650	$2,347,100	$1
Closure Costs - less wages	$0	$0	$0	$275,121	$550,241	$550,241	$550,241	$550,241	$1,435,782	$1,878,553	$717,891	$6,508,311	$4
Home Office Support and Allocated Overhead	$75,000	$75,000	$75,000	$75,000	$75,000	$75,000	$75,000	$75,000	$75,000	$30,000	$30,000	$735,000	$0
TOTAL	$602,064	$2,219,135	$8,867,771	$3,066,498	$3,342,368	$3,343,141	$1,087,870	$1,088,690	$1,975,075	$2,363,028	$1,027,168	$28,982,808	$18

Notes:	1. These Costs Vary with Production Level (i.e. Production @ 80% capacity, costs at 80% of Full Production Level)
2. Additional development costs are included in Year 3.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 64

     21.10   Project Implementation and Execution Plan

To plan production, develop extraction schedules, establish baseline data, comply with monitoring requirements and complete restoration, the Nichols Ranch Unit is divided into two production areas. The Nichols Ranch Unit will contain the Nichols Ranch CPP and two production areas, NR-1 and NR-2. As the productivity or solution grade of some patterns for the NR-1 decrease below the economic limit, replacement patterns from the NR-2 will be placed into operation in order to maintain the desired flow rate and solution grade to the processing plant. Eventually, all the patterns in NR-1 will reach their economic limit and all production flow in that area will cease. At that time, all production flow will be coming from NR-2, and restoration activities will commence at NR-1.

The Hank Unit will consist of the Hank Satellite Facility and two production areas, H-1 and H-2. The Hank Unit production areas will follow a similar developmental, production, and restoration schedule as outlined in the above paragraph for the Nichols Ranch Unit production areas.

A Gantt chart showing Nichols Ranch Unit and Hank Unit production areas is provided in Figure 13. The chart shows the proposed plan for production, ground water restoration, and decommissioning of each production area. However, the plan is subject to change due to extraction schedules, variations with production area recoveries, production plant issues, economic conditions, etc.

     21.11   Risk Assessment

The Project is located in an area where ISR projects have been operated successfully in the past and one nearby facility has announced plans to restart operations. The location is near major State primary highways and secondary gravel roads.

Infrastructure at the site is dominantly related to local oil, gas, and CBM development. The site is located only 10 miles north of Wyoming Highway 387, and 12 miles west of the junction of Wyoming Highway 50 with Highway 387. The proximity of the site to paved roads will be beneficial with respect to transportation of equipment, supplies, personnel and products to and from the site. Cleveland Cliffs Iron Company established three water supply/monitoring wells on site to support its exploration activities in the 1970s and 1980s. Electrical power and natural gas transmission lines are located within or immediately adjacent to the site. Thus, the basic infrastructure necessary to support an ISR mining operation - power, water and transportation, are located within reasonable proximity of the site.

The following sections describe the potential risks to development of the project and attainment of the financial results presented in this Assessment.

          21.11.1 Delays in Obtaining Permits and Approvals

The most significant risk to attaining the performance described in this Assessment is obtaining the required permits and approvals needed to commence mining. This Assessment assumes that permits and approval and thus initiation of wellfield and facility construction will happen by the fourth quarter of 2009. The timeframe for obtaining permits and approvals could be extended as the regulating authorities, i.e., the Wyoming DEQ and US NRC, are understaffed with personnel experienced in uranium mining and processing.

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An Environmental Impact Statement (EIS) has not been prepared in anticipation of a Generic EIS (GEIS) that will be developed by the USNRC. It is not known when the USNRC will complete the GEIS nor what impact this document and process will have on the permitting approval process for the Project.

          21.11.2 Uranium Recovery and Processing

Bench-scale and field pilot-scale tests have been performed on core samples and geologic formations similar to that proposed by this project. The pilot-scale projects were performed within a few miles of the Project. The most significant potential risks to meeting the production and thus financial results presented in this Assessment will be associated with the success of the wellfield operation and extraction of uranium from the targeted host sands. Potential problems that could occur in the wellfield extraction process include reduced hydraulic conductivity in the formation due to chemical precipitation or lower hydraulic conductivities than estimated, high flare and/or recovery of significant amounts of groundwater, the need for additional injection wells to increase uranium recovery rates in the lixiviant, variability in the uranium concentration in the host sands and discontinuity of the ore zone confining layers. The risks associated with these potential issues have been minimized to the extent possible by extensive exploration of the site and reliance on favorable pilot- and full-scale operations by other operators in the immediate vicinity of the Project.

Process risk encompasses the risk associated with the process selection for recovering uranium, its proper implementation and attaining a final uranium product of acceptable quality. The plant will be designed for average rich lixiviant flow rates and characteristics and the performance of the plant and uranium production will vary with these criteria. Rich lixiviant properties, in particular solids and impurity contents, will also influence process plant operation. Continual monitoring of rich lixiviant quality, tank bottoms chemistry and uranium product will be performed to optimize the process and provide for acceptable quality of the final product.

          21.11.3 Resources and Reserves

Site specific in-situ data for predicting uranium recovery are not available for either the Nichols Ranch Unit or the Hank Unit. The recovery factor of 73 percent used in this Assessment is based on a single laboratory leach test and is within the range of typical industry experience for uranium recovery by in-situ recovery processes. However, there can be no assurance that recovery at this level will be achieved.

          21.11.4 Deep Disposal Well

Deep disposal wells will be required at both units for disposal of wellfield bleed and other non-hazardous liquid wastes generated from the production process. Deep disposal well permits must be obtained from the Wyoming DEQ. In addition these wells are very deep, in the range of 10,000 feet, and thus costly to install. It is likely that the USNRC will require that Uranerz has the deep disposal well permits before they will issue a source material license. Therefore, the permits must be obtained as expeditiously as possible. Other nearby ISR operations have used deep disposal wells and as such obtaining the permits should not be onerous, but the time to obtain the permits cannot be accurately determined.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 66

          21.11.5 Radiological Waste

Solid wastes will normally consist of spent resin, empty packaging, miscellaneous pipes and fittings, tank sediments, rags, clothing, etc. These materials will be classified as contaminated or non-contaminated based on their radiological characteristics. It is estimated that the site will produce approximately 60 to 90 cubic yards of 11.e (2) byproduct material as contaminated waste per year. This estimate is based on the waste generation rates of similar in-situ uranium recovery facilities.

The cost for disposal of radiological waste (operational and during decommissioning) is significant and variable and licensed disposal facilities are limited. The availability of long-term disposal services for operational waste and facility decommissioning waste cannot be predicted. Additionally, as more uranium mining operations come on line, the demand for disposal of radiological waste will increase, potentially leading to price increases. Conversely, as more uranium mining operations come on line, the availability of appropriate disposal facilities will become a necessity that the uranium industry and government will have to address.

          21.11.6 Radiological

The environmental radiological impact of the Project will be minimal based upon categories presented in the Uranerz NRC License Application (Uranerz Energy Corporation, 2007b). Soil contamination and radioactive dust and air emissions that may result from the operation are considered extremely low.

The operation of the Uranerz Energy Corporation Nichols Ranch Unit and Hank Unit sites do not impose a significant dose on any individual member of the public. The operations do not appreciably contribute to total population dose (Omega Project Services, LLC, November, 2007). The risk of radiological exposure is anticipated to be minimal.

          21.11.7 Political

With regard to the socioeconomic and political environment, Wyoming mines have produced over 200 million pounds of uranium from both conventional and ISR mine and mill operations. The state is ranked as the number one US producer of uranium since 1994. Current Wyoming uranium production is from ISR mining operations in the Powder River Basin in reasonable proximity of the Project. Wyoming is generally favorable to mine developments provided established environmental regulations are met, refer to “Wyoming Politicians, Regulators Embrace Uranium Miners With Open Arms” (Finch, 2006).

There exists at least one opposition group which opposes nuclear energy and uranium development. At this time this group is fairly small and does not appear to have a very significant following. Other environmental groups have actually come out in support of nuclear energy as an alternative to fossil fuel energy sources. Generally, opposition groups like this do not stop development but can impact schedule and increase development costs. This risk is anticipated to be minor unless a strong national opposition to the nuclear industry develops which would curtail demand for nuclear fuel.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 67

          21.11.8 Transport

Any accident that results during the shipment of yellowcake product could result in some yellowcake being spilled. In the unlikely event that such an accident does occur, all yellowcake and contaminated soil would be removed, processed through a uranium mill, or disposed of in a NRC licensed disposal facility. All areas that are disturbed by the accident would then be reclaimed in accordance with all applicable NRC and State regulations.

The risk of an accident involving the transporting of yellowcake resulting in a yellowcake spill will be kept to a minimum by the use of exclusive use shipments with the carrier certified to transport Low Specific Activity (LSA) material in accordance with Department of Transportation regulations. If an accident were to occur, impact to the environment would be further reduced by following the procedures provided in the Uranerz Energy Corporation Incident Response Guide. This guide will be included with every shipment of yellowcake that leaves the Nichols Ranch CPP. The carrier will also be required to maintain accident response capability to specifically include spill response.

With the shipment of yellowcake product to a conversion facility located approximately 1,200 miles away, all risks associated with the transportation of the product cannot be eliminated. However, the potential impacts to the environment in the event of an accident can be minimized by having proper procedures in place to ensure that any yellowcake that is spilled is contained as soon as possible and the area affected by the spill is secured and cleaned up to avoid contact with unauthorized personnel.

          21.11.9 Fire Protection

Fire and explosion hazards for the Nichols Ranch CPP and Hank Satellite Facility will be low since neither of the two plants uses flammable liquids or products in the production of yellowcake. Propane will be utilized for the heating of oil for the vacuum dryer located at the Nichols Ranch CPP. The propane will be the primary source for a potential fire or explosion at the Nichols Ranch CPP. Building heat at Hank and Nichols Ranch Units will be supplied by electric heaters. If an explosion were to occur at the Nichols Ranch CPP, the uranium present in the plant would not appreciably disperse to the environment. The uranium will be kept in solution, adsorbed on ion exchange resin, as wet yellowcake slurry, or as dried yellowcake product contained in sealed 55-gallon drums. Any spilled fluids or slurries as a result of an explosion will be contained in the process building or in the containment area. The Dryer section of the Nichols Ranch CPP will contain the dried yellowcake product, sealed in 55-gallon drums or contained in the vacuum dryer, where any potential release from an explosion would occur and be contained.

Potential fire and explosions for the wellfields would be from an accumulation of gaseous oxygen in a “header house.” If a gaseous oxygen accumulation were to occur in the header house and then ignited through some ignition source, an explosion could occur. The explosion could result in the rupture of pipelines containing mining solutions within the header houses and a spill to the area surrounding the header house.

To minimize the risk of an explosion in a header house caused by an accumulation of gaseous oxygen, each header house is equipped with a continuously operating exhaust fan. Additionally, the gaseous oxygen and primary mining solution lines entering the header houses are equipped

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 68

with automatic low pressure shut off valves that will minimize any release of the oxygen or solution if the lines were ruptured.

          21.11.10 Reagent Storage

The plant design will take into account the requirements for safe storage of chemicals. All chemical storage tanks will include secondary containment. Oxidants such as hydrogen peroxide will be isolated from other chemicals and plant personnel.

          21.11.11 Chemical Spills

The facility and chemical transporters will have Spill Prevention, Containment and Countermeasure plans for control and response to chemical releases. Although possible, the risk of chemical spills is considered minor assuming proper handling and control measures are established and implemented.

Truck shipments of process chemicals to the Project site could result in local environmental impacts if the trucks are involved in an accident. Any spills would be removed with the affected area cleaned up and reclaimed. The process chemicals used at an ISR facility in truck load quantities are common to many industries and present no abnormal risk. Since most of the material would be recovered or could be removed, no significant long-term environmental impacts would result from an accident involving the process chemicals.

Uranerz Energy Corporation may use anhydrous ammonia (not anticipated at this time) in the precipitation circuit at the Nichols Ranch CPP. A significant environmental impact could result if a truck carrying the anhydrous ammonia was involved in an accident. The ammonia “cloud” that could develop from a release during an accident could pose an environmental and health hazard if it were to occur in a populated area.

The anhydrous ammonia will be trucked to the Project in bulk shipments of approximately 7,500 gallons. The frequency of shipments will be approximately 10 to 12 trucks per year. The trucks will originate from Casper and travel to the project site. The distance to be covered is approximately 85 road miles. Based on the predicted accident rate of 4.8x10 -7 accidents/mile presented in the Generic Environmental Impact Statement for Uranium Mills, (NUREG-0706, NRC, 1980), the chance of a traffic accident involving these trucks is very low.

          21.11.12 Occupational Health and Safety

Operations at the Project site and facilities will be conducted in conformance with applicable laws, regulations and requirements of the various Federal and State regulatory agencies. The organization and management controls will be established by Uranerz to ensure compliance and further implement the company’s policy for providing a safe working environment including procedures for maintaining radiation exposures as low as is reasonably achievable.

22.0      Interpretation and Conclusions

The proposed wellfield, recovery and processing facilities are very similar to other operations in the immediate vicinity of the Project. The site is somewhat remote but located within a few miles of paved highways and adjacent to graveled access roads that serve nearby coal bed methane gas development. Power and communications are also readily available.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 69

The resource for the cash flow analysis is based on the production estimates derived using (a) “Indicated” mineral resources of 2,238,257 pounds of uranium equivalent at the Nichols Ranch Unit, as set out in the Nichols Ranch Mineral Resource Report (BRS Engineering Inc., 2007) and (b) “Measured + Indicated” mineral resources of 2,236,050 pounds of uranium equivalent at the Hank Unit, as set out in the Hank Mineral Resource Report (TREC, 2008). Based on these two current mineral resource estimates, the total estimated uranium recovery over the life of the Project is 3.266 million pounds at a 73 percent recovery rate and a 0.20 GT cutoff.

The uranium deposits in the vicinity of the Project area have shown amenability to ISR extraction from core samples, four pilot tests, one commercial operation at nearby Christensen Ranch, and one licensed facility at North Butte. Field tests at nearby pilot projects and past ISR operations have shown that the mineralization is amenable to ISR mining techniques using a dilute carbonate/ bicarbonate aqueous solution that is fortified with an oxidizing agent. The Ruth pilot test successfully recovered uranium, and aquifer restoration was demonstrated to the satisfaction of state and federal agencies. A conclusion from the Collins Draw Pilot Test report indicates that the technology developed at Collins Draw would be applicable to other ore bodies in the Powder River Basin (Cleveland-Cliffs, 1982). The pilot test for North Rolling Pin was approximately 125 ft deep and was conducted using an oxidized carbonate recovery solution. These pilot tests were successfully able to recover uranium using the in situ recovery method followed by ground water restoration.

At the Nichol Ranch Unit, the ore deposit is contained in the A1 and A2 sands. Each sand unit will be mined separately using injection and recovery wells designated specifically for the target sand unit. The Hank Unit ore body consists of the lower/middle and upper F sands. These sands will be mined in the same manner as the Nichols Ranch Unit.

An economic analysis was performed based on 73 percent recovery of uranium. This recovery factor is in the range of that typically realized for ISR projects throughout the world. Based on a measured + indicated estimated recovery of 3.266 million pounds of U3O8,the Project has a NPV of US$35.9 million at an 8 percent discount rate and an IRR of 56 percent. This analysis also assumes a constant price of US$64.00 per pound for U3O8 for the life of the Project. The Project NPV is very sensitive to changes in the sales price for uranium. For example, at a commodity price of US$85.00 per pound (the non-weighted average long term price for uranium for June/July 2008), and with all of the other factors in the economic analysis remaining the same, the estimated IRR and NPV for the Project would be 95 percent and US$72.6 million, respectively.

Uranerz continues exploration and development work on additional properties located in the Powder River Basin. Once the Nichols Ranch CPP has been constructed, it will be available to receive uranium-loaded resin from the Hank Satellite Facility as well as any additional satellite facilities that may be constructed on additional Uranerz properties. Uranerz also has an 81 percent controlling interest in over 82,000 acres of nearby Powder River Basin properties, the Arkose properties, that are currently being explored for uranium mineralization by Uranerz. Exploration results may warrant the development of additional satellite facilities on these properties. If developed as planned, an additional two to six satellites will be put into production utilizing the Nichols Ranch processing facility, based on the current and historical mineral resource numbers on the 100 percent owned Uranerz properties, and there remains the potential for additional satellite facilities at the Arkose properties. Additional uranium processing of product from satellite units through the Nichols Ranch CPP could further improve the economics

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 70

of the Project by eliminating future capital expenditures for more processing facilities and maximizing output capacity of the Nichols Ranch CPP.

As part of this Assessment, the potential economic performance of a typical satellite operation was evaluated. The assumptions for a typical satellite include average projected recoverable resources, typical royalty payments, calculated capital and operating costs similar to the Hank Unit’s wellfields and satellite plant, estimated typical satellite pre-production costs, and a toll processing fee. A cash flow analysis has been performed for this scenario and assumes 2.24 million pounds of uranium in the ground as an average resource quantity at any of the future potential satellite locations. Using a 73% recovery factor, the average projected recoverable uranium resources are 1.63million pounds (as U3O8) per typical satellite facility. The cash flow analysis also assumes an average 4 percent royalty. A tolling fee of $6.70 per pound is included in the cash flow analysis. The tolling fee accounts for the necessary processing steps that would be performed at the CPP following the ion exchange stage performed at the typical satellite facility. The CPP processing includes eluting, filtering, and drying to produce the yellowcake.

Each additional potential satellite unit would have an approximate projected NPV of US$25.2 million at an 8 percent discount rate, and an IRR of 65 percent. This analysis also assumes a constant price of US$64.00 per pound for U3O8. The projected NPV increases to US$47.1 million and the projected IRR increases to 103 percent per satellite facility when the non-weighted average long term price for uranium for June/July 2008 of US$85.00 per pound is applied with all of the other factors in the economic analysis remaining the same.

Some operational risks exist in the Project implementation but are generally considered to be addressable either though wellfield modifications or processing plant optimization. The start of operations could be delayed awaiting permit approvals.

The plant process for each unit has been reviewed and excess capacity has been designed into the processing plants. The Hank Unit plant will consist of ion exchange processing and the loaded resin will be transferred to the Nichols Ranch CPP for elution and eventual yellowcake precipitation and drying. The Nichols Ranch CPP will include ion exchange, elution, yellowcake precipitation and yellowcake drying and packaging. The Nichols Ranch CPP has been designed for batch operation and allows for process variations.

The ion exchange/elution process has been/is being used at other ISR facilities in the Powder River Basin of Wyoming. The process does not use any unusual or innovative methods and the reagents for the process are readily available from regional sources. Initial process optimization will be required to minimize the use of reagents, minimize loss of product and ensure proper product quality.

Health and safety programs will be implemented to control the risk of on and off site exposures to uranium and process chemicals. Standard industry practices exist for this type of operation and novel approaches to risk control and management will not be required.

23.0    Recommendations

The results of the Assessment, based on assumptions and calculations presented herein, indicate that the Project is technically and financially feasible. The results indicate that the Project is at the stage to advance it into engineering design and development.

Nichols Ranch Uranium ISR Project – Preliminary Assessment	Page 71

In order to complete the engineering and design of the Project, the following activities are recommended:

  Confirm uranium product specifications through agreement with Honeywell Metropolis facility;
  Optimize surge capacity;
  Complete process and instrumentation design;
  Conduct HAZOP review of final design; and
  Confirm deep disposal well design and implementability.

24.0    References

BRS, Inc. Engineering, 2007, 43-101 Mineral Resource Report, Nichols Ranch Uranium Project, Campbell & Johnson Counties, Wyoming, dated October 26, 2007 and filed on SEDAR October 29, 2007.

Bloomberg, 2008, U3O8 3-Year Trailing Average, Weekly Spot Price, Bloomberg, April 28, 2005, through April 28, 2008.

Cleveland-Cliffs Iron Company, 1982, Collins Draw Project, March 31, 1982, (page 61).

Davis, James F.1969. “Uranium Deposits of the Powder River Basin”, Contributions to Geology, Wyoming Uranium Issue, University of Wyoming.

Energy Laboratories, Inc., 2007, Leach Amenability study on core sample. Summary letter transmitting the results dated June 4, 2007.

Finch, James, March 7, 2006, “Wyoming Politicians, Regulators Embrace Uranium Miners with Open Arms”, Stock Interview.com.

Omega Project Services, LLC, 2007, Radiation Dose to Nearest Residents, In-situ Uranium Recovery, Nichols Ranch and Hank Sites, November 2007.

TREC, Inc., 2008. Technical Report, The Hank Unit Property, Campbell County, Wyoming, U.S.A., dated and filed on SEDAR May 1, 2008.

Uranerz Energy Corporation, 2008, Press release dated March 17, 2008 entitled “Uranerz Initiates Drilling on Arkose Property”.

Uranerz Energy Corporation, 2007a, Nichols Ranch ISR Project, Wyoming DEQ Permit to Mine Application.

Uranerz Energy Corporation, 2007b, Nichols Ranch ISR Project, U.S.N.R.C. Source Material License Application.

US Nuclear Regulatory Commission, 1997, Draft Standard Review Plan for In-Situ Leach Uranium Extraction License Applications, NUREG-1569.

US Nuclear Regulatory Commission, 1980, Generic Environmental Impact Statement for Uranium Mills, NUREG-0706.

Wyoming Department of Environmental Quality, Land Quality Division, Guideline No. 4, In-Situ mining, August 1994.

25.0    Authors Certification

CERTIFICATION

Nichols Ranch Uranium ISR Project Preliminary Assessment

I, Douglass H. Graves, P.E., of 1800 West Koch, Bozeman, Montana, USA, do hereby certify that:

  I am a principal and President of TREC, Inc., 1800 West Koch, Bozeman, Montana, USA.

  I graduated with a Bachelor of Science degree in Watershed Sciences from Colorado State University in 1975.

  I graduated with a Bachelor of Science degree in Civil Engineering from Montana State University in 1982.

  I am a licensed Professional Engineer in Wyoming and other States and a member of the Society of Mining, Metallurgy and Exploration

  I have worked as an Engineer for over 30 years with project engineering and project management experience in uranium mine development and closure and base and precious mineral mining, planning, processing, operations and closure/reclamation. My experience also includes geotechnical investigations and tailings dam design and construction management, feasibility studies, infrastructure design and construction oversight/management and cost estimating and planning for multimillion dollar projects for numerous mineral extraction companies in the USA and overseas.

  I have read the definition of “qualified person” set out in National Instrument (NI) 43-101 and certify by reason of my education, professional registration and relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

  I visited the Nichols Ranch Uranium ISR project site in November 2007.

  I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with same.

  I am responsible for the coordination and compilation of the Nichols Ranch Uranium ISR Project Preliminary Assessment dated July 25, 2008. I coordinated and developed the capital and operating cost estimates. I have relied on the experience and services of others, namely the mineral resource estimate prepared by BRS, Inc. Engineering; the closure cost estimate prepared by Matthew J. Yovich; and process plant and wellfield design information and other background information provided by Uranerz Energy Corporation.

  To the best of my knowledge, information and belief, the Preliminary Assessment contains all scientific and technical information that is required to be disclosed to make the Preliminary Assessment not misleading.

  I am independent of the issuer applying all of the tests of NI 43-101.

  I consent to the filing of the technical report with any stock exchange and other regulatory authority.

Dated this 25th day of July, 2008

/s/ Douglass H. Graves

Douglass H. Graves, P.E.

CERTIFICATION

Nichols Ranch Uranium ISR Project Preliminary Assessment

I, Matthew J. Yovich, P.E., of 1800 West Koch, Bozeman, Montana, USA, do hereby certify that:

  I am a principal and Vice-President of TREC, Inc., 1800 West Koch, Bozeman, Montana, USA.

  I graduated with a Bachelor of Science degree in Civil Engineering from University Of Wyoming in 1987.

  I am a licensed Professional Engineer in Montana and a member of the Society of Mining, Metallurgy and Exploration.

  I have worked as an Engineer for over 19 years doing Management work in the Mining and Oil and Gas Industries, including managing environmental and engineering projects from investigation and evaluation through design and construction. In addition, I have provided technical and logistical support and financial evaluations for risk transfer and settlement agreements.

  I have read the definition of “qualified person” set out in National Instrument (NI) 43-101 and certify by reason of my education, professional registration and relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

  I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with same.

  I reviewed the wellfield design prepared by Uranerz Energy Corporation and drew conclusions based on the data and information provided. I assisted in the development of the capital and operating costs estimates and prepared the closure cost estimate.

  To the best of my knowledge, information and belief, the Preliminary Assessment contains all scientific and technical information that is required to be disclosed to make the Preliminary Assessment not misleading.

  I am independent of the issuer applying all of the tests of NI 43-101.

  I consent to the filing of the technical report with any stock exchange and other regulatory authority.

Dated this 25th day of July, 2008

/s/ Matthew J. Yovich

Matthew J. Yovich, P.E.

26.0    Illustrations

AREA OF INTEREST
NOT TO SCALE
Sheridan
Gillette
Buffalo
Casper
Douglas
Glenrock
Edgerton
Midwest
Wright
Newcastle
Sundance
Spearfish
Deadwood
Cody
Powell
Lovell
Greybull
Worland
Thermopolis
Riverton
Lander
Shoshoni
Upton
Moorcroft
Kaycee
Lusk

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH URANIUM ISR PROJECT

CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: MJY
APPROVED BY: DHG

GENERAL LOCATION MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	04/17/08

FIGURE 1

AREVA (COGEMA)
Christensen Ranch ISR Project
POWER RESOURCES INC.
(CAMECO)
North Butte ISR Project
T44N
R77W
T44N
R76W
T44N
R75W
T44N
R74W
Wyoming Hwy. 50
NICHOLS RANCH ISR UNIT
1/2 MILE OFFSET
UNIT BOUNDARY
HANK ISR SATELLITE UNIT
T43N
R76W
T43N
R75W
T43N
R74W
NORTH ROLLING PIN
COLLINS DRAW
N
1
0
2 MI
APPROX. SCALE
SCALE 1": 2 MILES

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH
URANIUM ISR PROJECT

CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: MJY
APPROVED BY: DHG

SITE PLAN
UNIT BOUNDARIES
AND SITE ACCESS

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	04/17/08

FIGURE
2

43N-77W
43N-76W
UNIT BOUNDARY
1/2 MILE OFFSET
PROPOSED PLANT SITE

LEGEND

WELL FIELD (113.41 ACRES)

N

1/2 MI — 0 — 1 MI

APPROX. SCALE

SCALE 1": 1 MILE

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH URANIUM ISR PROJECT

CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	JPF
CHECKED BY:	MJY
APPROVED BY:	DHG

NICHOLS RANCH UNIT TOPOGRAPHICAL MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	04/17/08

FIGURE 3

PROPOSED PLANT SITE
1/2 MILE OFFSET
UNIT BOUNDARY
Middle Butte
Indian Butte
PUMPKIN
BUTTES
N

1/2 MI 0 1 MI

APPROX. SCALE

SCALE 1": 1 MILE

WELL FIELD (155.51 ACRES)

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper, WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH
URANIUM ISR PROJECT

CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
JPF	MJY	DHG

HANK UNIT
TOPOGRAPHICAL MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	04/17/08

FIGURE
4

T44N R76W
T44N R75W
T43N R76W
T43N R75W
T42N R76W
T42N R75W
PROPOSED PLANT SITE
HANK UNIT BOUNDARY
NICHOLS RANCH UNIT BOUNDARY
PROPOSED PLANT SITE
Van Buggenum Road
Wyoming Hwy. 50
Hwy. 387
LEGEND
ACCESS ROAD
HIGHWAYS
RESIN TRANSFER ROUTE
1.5 MILES
0
3 MILES
APPROX. SCALE
SCALE 1": 3 MILES

TREC, Inc. Engineering & Environmental Management 341 East "E" Street, Suite 200, Casper WY, 82601 Phone (307)265-0696 Fax (307)265-2498 www.treccorp.com	NICHOLS RANCH URANIUM ISR PROJECT CAMPBELL & JOHNSON, WY	DRAWN BY: JPF CHECKED BY: MJY	PROJECT AREA ACCESS
	PREPARED FOR: URANERZ ENERGY CORP. CASPER, WY	APPROVED BY: DHG	FIGURE 5

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	05/08/08

A-2 UPPER SAND
HH A
HH B
HH C
A-1 LOWER SAND
NR-1
NR-2
HH D
A-1 LOWER SAND
HH M
HH N
HH O
HH F
HH E
HH H
HH P
HH I
A-1 LOWER SAND
HH G
HH Q
HH R
A-2 UPPER SAND
HH J
17
HH S
A-1 LOWER SAND
HH K
HH T
HH L
NICHOLS PLANT
HH U
A-1 LOWER SAND
A-2 UPPER SAND
HH V
HH W
N
LEGEND
HH-A: HEADER HOUSE A
NR-1 MONITORING WELL
NR-2 MONITORING WELL
A-1 LOWER SAND INJECTION WELL
A-1 LOWER SAND RECOVERY WELL
A-2 UPPER SAND INJECTION WELL
A-2 UPPER SAND RECOVERY WELL
BOUNDARY FENCE: 4-STRAND BARBED
500'
250'
0
1000'
APPROX. SCALE
SCALE 1": 1000'

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper, WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH URANIUM ISR PROJECT

CAMPBELL & JOHNSON, WY

NICHOLS RANCH UNIT MINERALIZED TREND AND WELLFIELD LAYOUT

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
JPF	MJY	DHG

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	05/08/08

FIGURE 6

N
700'
0
1400'
VERIFY SCALE
SCALE 1": 1400'
LOWER F SAND
UPPER F SAND
HH A
HH B
HH C
HH D
HH E
HH F
HH G
HH H
HH I
H-1
H-2
HH K
HH L
HH N
HH O
HH P
HH Q
HH R
HH S
HANK PLANT
31
6
LEGEND
HH-A: HEADER HOUSE A
H-1 MONITORING WELL
H-2 MONITORING WELL
LOWER F SAND INJECTION WELL
LOWER F SAND RECOVERY WELL
UPPER F SAND INJECTION WELL
UPPER F SAND RECOVERY WELL
BOUNDARY FENCE: 4-STRAND BARBED

TREC, Inc.
Engineering & Environmental Management

341 East "E" Street
Suite 200
Casper, WY, 82601

Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH URANIUM ISR PROJECT

CAMPBELL & JOHNSON, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
JPF	MJY	DHG

HANK UNIT MINERALIZED TREND AND WELLFIELD LAYOUT

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	05/08/08

FIGURE 7

FENCE
MAINTENANCE BUILDING
HCl
H_2SO_4
CO_2
H_2O_2
O_2
RAMP
RAMP
PLANT BOUNDARY
CENTRAL PROCESSING PLANT
LAB
OFFICE
CONTROL ROOM
MOTOR CONTROL CENTER
YC DRUM STORAGE
WOMEN'S CHANGING ROOM
MEN'S CHANGING ROOM
RAMP
PLANT BOUNDARY
GATE
PARKING
ACCESS ROAD
N
50'
100'
25'
0

APPROX. SCALE

SCALE 1": 100'

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH
URANIUM ISR PROJECT

CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	JPF
CHECKED BY:	MJY
APPROVED BY:	DHG

NICHOLS RANCH UNIT
CENTRAL PROCESSING
PLANT

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	5/08/08

FIGURE
8

FENCE
PLANT BOUNDARY
GATE
ACCESS ROAD
RAMP
SATELLITE FACILITY DRIVEWAY
RAMP
MAINTENANCE BUILDING, CHANGE ROOMS, ETC...
PARKING
O_2
CO_2 TANK
PLANT BOUNDARY
N
25'
0
50'

APPROX. SCALE

SCALE 1": 50'

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH
URANIUM ISR PROJECT

CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF

CHECKED BY: MJY

APPROVED BY: DHG

HANK UNIT
SITE FACILITY DIAGRAM

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	05/08/08

FIGURE
9

FEMALE ADPT
4", 4 1/2",5", or 6" PVC WELL CASING
APPROX. 2'
TYPE I PORTLAND CEMENT
SURFACE
UPPER CLAY
DRILL HOLE
CASING CENTRALIZER – Typ. Approx. 100 Ft Spacing
UPPER SAND
PACKER ASSEMBLY (IF NEEDED)
J – COLLAR – STEEL
STEEL SWEDGE
MARKER CLAY
TYPE K PACKER RUBBER
PIPE – GALV/PVC
SCH 40/80 PVC PIPE
SLOT WELL SCREEN
PRODUCTION SAND
UNDERREAM DEPTH CUT
GRAVEL PACK
ORE ZONE
BUSHING – PVC
PVC SWING CHECK VALVES INVERTED

NOT TO SCALE

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper, WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH URANIUM ISR PROJECT

CAMPBELL & JOHNSON, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
JPF	MJY	DHG

TYPICAL RECOVERY WELL/ INJECTION WELL DETAIL

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	04/17/08

FIGURE 10

FEMALE ADPT
4", 4 1/2", 5", or 6" PVC/FIBERGLASS WELL CASING
APPROX. 2'
TYPE I PORTLAND CEMENT
SURFACE
MUDSTONE
REEMED HOLE (APPROX. 8")
CASING CENTRALIZER – Typ.
Approx. 100 Ft Spacing
PACKER ASSEMBLY (IF NEEDED)
UPPER SANDS (IF ANY)
TYPE K PACKER RUBBER
SCH 40/80 PVC PIPE
MUDSTONE
END CASING POINT (FROM ELEC. LOG)
SLOT WELL SCREEN
(SCREEN WELL IF NEEDED,
OTHERWISE OPEN HOLE)
MONITORED SAND
NOT TO SCALE
5 1/2" (APPROX.) PILOT HOLE
THROUGH THE MONITOR SAND

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper, WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH URANIUM ISR PROJECT

CAMPBELL & JOHNSON, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
JPF	MJY	DHG

TYPICAL MONITORING WELL DETAIL

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	04/18/08

FIGURE 11

Water from YC Sump Tank
Elution Columns
NaCl NaHCO3
Na2CO3 H2O
NaCl H2O
U3O8
Fresh Water
Wash Down, Safety Showers and Eye Wash
CO2
Preg Lixiviant
Sand Filters
Ion Xchange Columns
Make Up Eluant
Precipitation
HCL
H2O2
NaOH
From Well
Filtrate
Filter Wash Water
Barren Lixiviant
Recycle to Wash Strg Tank
Filter Press
Pit Water Make Up
YC Slurry
Wash Down Water
Cooling Water Tower
Wind Loss and Evaporation
WF Bleed
De-aerator
If Transfer Tank Full
Waste Tanks
Sand Filter Spent Back Wash
Rotary Vacuum Dryer
Air and Steam
Oil Heater
Vacuum Pump Seal Fluid Purge And CWT Blow Down
WF Bleed to WDW
Propane
Condensate Drum
Condensate
YC
Dryer Wash
With Automatic Level Control to Maintain Tank Level
Solid Waste Disposal
Transfer Water Tank
Sand Filter Back Wash
11(e) 2 Disposal

TREC, Inc.
Engineering & Environmental Management

341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH URANIUM ISR PROJECT

CAMPBELL & JOHNSON, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: MJY
APPROVED BY: DHG

NICHOLS RANCH UNIT CENTRAL PROCESSING PLANT PROCESS FLOW DIAGRAM

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	04/17/08

FIGURE 12

2010				2011				2012				2013				2014				2015			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
NR # 1 Production				X	X	X	X	X	X	X	X	X	X											
NR # 1 Restoration														X	X	X	X	X	X	X	X	X	X	X
NR # 1 Reclamation																								
NR # 2 Production											O	O	O	X	X	X	X	X						
NR # 2 Restoration																								
NR # 2 Reclamation																								
NR Site Reclamation																								
Hank # 1 Production						X	X	X	X	X	X	X	X	X	X									
Hank # 1 Restoration																X	X	X	X	X	X	X	X	X
Hank # 1 Reclamation																								
Hank # 2 Production													O	O	O	X	X	X	X	X	X	X	X	
Hank # 2 Restoration																								
Hank # 2 Reclamation																								
Hank Site Reclamation																								

	2016				2017				2018				2019				2020			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
NR # 1 Production																				
NR # 1 Restoration	X																			
NR # 1 Reclamation		X	X	X	X															
NR # 2 Production																				
NR # 2 Restoration		X	X	X	X															
NR # 2 Reclamation						X	X	X	X											
NR Site Reclamation										X	X	X	X							
Hank # 1 Production																				
Hank # 1 Restoration	X	X	X	X	X	X	X	X	X	X	X									
Hank # 1 Reclamation												X	X	X	X					
Hank # 2 Production																				
Hank # 2 Restoration												X	X	X	X					
Hank # 2 Reclamation															X	X	X	X		
Hank Site Reclamation																			X	X

Pre-Production
Production
Groundwater Restoration
Reclamation - Wellfields or Plant Site

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH URANIUM ISR PROJECT

NICHOLS RANCH, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: MJY
APPROVED BY: DHG

PRODUCTION, RESTORATION, AND RECLAMATION SCHEDULE

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	07/22/08

FIGURE 13

FLOW
8" HDPE
INJECTION
TRUNK
BALL VALVE
CHECK VALVE
PRESSURE
REDUCER
HEADER HOUSE INJECTION MANIFOLD
FLOW
TYPICAL INJECTION
FEEDER LINE INSTRUMENTATION
FLUID STRAINER
O_2 ROTAMETER
CHECK VALVE
NEEDLE VALVE
COMPRESSOR
FLOW METER (LIXIVIANT)
PRESSURE GAUGE
SOLENOID ACTIVATED VALVE
1" HDPE
INJECTION
FEEDER
(TYPICAL)
FLOW
SIGNAL
TRANSMISSION
PRESSURE
GAUGE
FLOW
8" HDPE
RECOVERY
TRUNK
SIGNAL
TRANSMISSION
FLOW METER
BOOSTER
PUMP
HEADER HOUSE RECOVERY MANIFOLD
FLOW
TYPICAL RECOVERY
FEEDER LINE INSTRUMENTATION
SAMPLING PORT
PRESSURE GAUGE
FLOW METER
CHECK VALVE
BALL VALVE
1" HDPE RECOVERY
FEEDER
(TYPICAL)
FLOW
INJECTION
WELL
RECOVERY WELL WITH
SUBMERSIBLE PUMP
LEGEND
DIRECTION OF FLOW
PIPING (GENERAL)
SIGNAL TRANSMISSION

NOT TO SCALE

TREC, Inc.
Engineering & Environmental Management
341 East "E" Street
Suite 200
Casper WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

NICHOLS RANCH
URANIUM ISR PROJECT
CAMPBELL & JOHNSON, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JPF
CHECKED BY: MJY
APPROVED BY: DHG

HEADER HOUSE DETAIL SYSTEM PIPING AND INSTRUMENTATION

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JPF	04/17/08

FIGURE 14